AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 14, 2000
                                                        REGISTRATION NO. 333-[ ]

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                             PROTOSOURCE CORPORATION
                             -----------------------
        (Exact name of small business issuer as specified in its charter)

         California                   7373                         77-0190772
         ----------                   ----                         ----------
      (State or other        (Primary and industrial           (I.R.S. Employer
      jurisdiction of            classification              Identification No.)
incorporation or organization      code number)

                   -------------------------------------------
                          2300 Tulare Street, Suite 210
                                Fresno, CA 93721
                                 (559) 486-8600
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                   -------------------------------------------
                            William Conis, President
                          2300 Tulare Street, Suite 210
                                Fresno, CA 93721
                                 (559) 486-8600
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                   ------------------------------------------

                                   Copies to:
     Gregory Sichenzia, Esq.                       Charles Snow, Esq.
     Sichenzia, Ross & Friedman, LLP               Snow Becker Krauss P.C.
     135 West 50th Street, 20th Floor              605 Third Avenue
     New York, New York 10020                      New York, New York 10158
     (212) 664-1200                                (212) 455-0300

                   ------------------------------------------
                  Approximate date of proposed sale to public:
   As soon as practicable after this registration statement becomes effective.
                   ------------------------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           --------------------------

                                     CALCULATION OF REGISTRATION FEE
========================================================================================================
                                                      PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
  TITLE OF EACH CLASS OF               AMOUNT TO BE    OFFERING PRICE        AGGREGATE      REGISTRATION
SECURITIES TO BE REGISTERED             REGISTERED      PER SECURITY      OFFERING PRICE        FEE
--------------------------------------------------------------------------------------------------------
Units, consisting of two shares of       690,000        $15.00(1)(2)      $10,350,000.00      $2,733
Common no par value and one               Units
Warrant
--------------------------------------------------------------------------------------------------------
Common Stock underlying the Units(3)    1,380,000            ---                ---            ---
                                          Shares
--------------------------------------------------------------------------------------------------------
Warrants underlying the Units            690,000             ---                ---            ---
                                         Warrants
--------------------------------------------------------------------------------------------------------
Common Stock underlying Warrants         690,000            $8.20          $5,658,000.00      $1,494
included in the Unit(4)                   Shares
--------------------------------------------------------------------------------------------------------
Loyalty Units                            138,000             ---                ---            ---
                                          Units
--------------------------------------------------------------------------------------------------------
Common Stock underlying Loyalty          276,000             ---                ---            ---
Units                                     Shares
--------------------------------------------------------------------------------------------------------
Warrants underlying Loyalty              138,000             ---                ---            ---
Units                                    Warrants
--------------------------------------------------------------------------------------------------------
Common Stock underlying Warrants         138,000            $8.20          $1,131,600.00       $299
contained in Loyalty Units                Shares
--------------------------------------------------------------------------------------------------------
Underwriters' Warrants                    60,000            $.00017             $10            ---
                                         Warrants
--------------------------------------------------------------------------------------------------------
Units underlying Underwriters'            60,000           $18.00(6)       $1,080,000.00       $286
Warrants consisting of two shares of     Units(5)
Common Stock and one Warrant
--------------------------------------------------------------------------------------------------------
Common Stock underlying Units            120,000              ---               ---            ---
contained in Underwriters' Warrants       Shares
--------------------------------------------------------------------------------------------------------
Warrants underlying the Units             60,000              ---               ---            ---
underlying Underwriter's Warrants        Warrants
--------------------------------------------------------------------------------------------------------
Common Stock, no par value,               60,000            $8.20(1)         $492,000.00       $130
underlying Warrants included in           Shares
Underwriters' Warrants
--------------------------------------------------------------------------------------------------------
Common Stock, no par value,               22,500            $6.00(8)         $135,000.00       $36
underlying options(7)                     Shares
--------------------------------------------------------------------------------------------------------
Common Stock, no par value(9)             21,000            $6.00            $126,000.00       $34
                                          Shares
--------------------------------------------------------------------------------------------------------
Common Stock, no par value,              200,000            $6.00           $1,200,000.00      $317
underlying options(10)                    Shares
--------------------------------------------------------------------------------------------------------
Common Stock, no par value,               30,000            $6.00            $180,000.00       $48
underlying options(11)                    Shares
--------------------------------------------------------------------------------------------------------
Common Stock, no par value(12)           240,000            $6.00           $1,440,000.00      $381
                                          Shares
--------------------------------------------------------------------------------------------------------
Common Stock, no par value(13)          1,270,332           $6.00(8)        $7,621,992        $2,013
                                          Shares
--------------------------------------------------------------------------------------------------------
Common Stock, no par value(14)            74,870            $6.00(8)         $449,220.00       $119
                                          Shares
========================================================================================================
TOTAL                                                                      $29,863,822        $7,890
========================================================================================================

     (1)  Based upon an offering price in the range of $12-$15 per Unit.
     (2) Assumes a price of $7.45 per share and $0.10 per common stock purchase warrant.
     (3) Includes the underwriter's over-allotment of 180,000 shares of common stock.
     (4) Includes the underwriter's over-allotment of 90,000 common stock purchase warrants.
     (5) Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of shares issuable upon exercise of the Underwriters' Warrants is subject to adjustment with anti-dilution provisions of such warrants.
     (6)  Based upon 120% of the Units public offering price.
     (7) Shares issuable upon exercise of options issued as severance to Raymond Meyers, former Chief Executive Officer.
     (8) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.
     (9) Shares issuable to Continental Capital & Equity Corporation for marketing services.
     (10) Shares issuable upon exercise of Warrants issuable to Continental Capital & Equity Corporation for marketing services.
     (11) Shares issuable upon exercise of options granted to Seymour Siegel, Paul Rich, and Michael Gales.
     (12) Shares issued to investors in connection with the Bridge Financing of $1,500,000.
     (13) Shares issued in connection with the acquisition of Suncoast Automation, Inc.
     (14) Shares issued in connection with the acquisition of MicroNet Technologies, Inc.

                           --------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                             PROTOSOURCE CORPORATION
                              Cross Reference Sheet


      Form SB-2 Item Number and Caption            Captions In Prospectus
      ---------------------------------            ----------------------

 1.  Front of Registration Statement and     Cover Page
     Outside Front Cover of Prospectus

 2.  Inside Front and Outside Back Cover     Cover Page, Inside Cover Page,
     Pages of Prospectus                     Outside Back Page

 3.  Summary Information and Risk Factors    Prospectus Summary, Risk Factors

 4.  Use of Proceeds                         Use of Proceeds

 5.  Determination of Offering Price         Cover Page, Risk Factors

 6.  Dilution                                Dilution

 7.  Selling Securityholders                 Not Applicable

 8.  Plan of Distribution                    Not Applicable

 9.  Legal Proceedings                       Business

10.  Directors, Executive Officers,          Management, Security Ownership of
     Promoters and Control Persons           Management and Certain Beneficial
                                             Owners

11.  Security Ownership of Certain           Security Ownership of Management
     Beneficial Owners and Management        and Certain Beneficial Owners

12.  Description of Securities               Description of Capital Stock

13.  Interest of Named Experts and Counsel   Legal Matters, Experts

14.  Disclosure of Commission Position on    Management
     Indemnification for Securities Act
     Liabilities

15.  Organization Within Last Five Years     Not Applicable

16.  Description of Business                 Prospectus Summary, Business

17.  Management's Discussion and Analysis    Management's Discussion and
     or Plan of Operation                    Analysis of Financial Condition and
                                             Results of Operations

18.  Description of Property                 Business

19.  Certain Relationships and Related       Not Applicable
     Transactions

20.  Market for Common Equity and Related    Front Cover Page, Description of
     Shareholder Matters                     Capital Stock

21.  Executive Compensation                  Management

22.  Financial Statements                    Financial Statements

23.  Changes in and Disagreements with       Not Applicable
     Accounts on Accounting and Financial
     Disclosure

                             PROTOSOURCE CORPORATION

                                  600,000 units

             (each unit consisting of two shares of common stock and
                   one class B common stock purchase warrant)


ProtoSource Corporation:   o    Our principal executive offices are located at
                                2300 Tulare Street, Suite 210, Fresno, CA 93721 and our telephone number is (559) 486-8600.

                           o    Nasdaq SmallCap Market Symbols: PSCO; PSCOW

The offering:              o    We are offering 600,000 units, each unit
                                consisting of two shares of common stock and one class B common stock purchase warrant. It is currently anticipated that the offering will be between $12.00 and $15.00 per unit. Purchasers of the units in this offering who continue to hold them six months from the date hereof will be entitled to receive, at no additional cost, one loyalty unit for every ten units so held and a second loyalty unit if such ten units are continuously held for an additional six months thereafter. Loyalty units are identical to the units offered hereby. Only securityholders who purchase units in this offering will be eligible to receive loyalty units. To be entitled to receive loyalty units, a purchaser must comply with the applicable requirements set forth herein.

                           o Kashner Davidson Securities Corporation is the underwriter for this offering.


     Your investment in our securities involves a high degree of risk. Before investing in our securities, you should consider carefully the risks described under "Risk Factors" beginning on page 5.

                               ------------------

     Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------
           The offering                       Per unit             Total
           ------------                       --------             -----
Public offering price..................
Underwriting discounts.................
Proceeds to ProtoSource Corporation....
--------------------------------------------------------------------------------


                     KASHNER DAVIDSON SECURITIES CORPORATION

                               PROSPECTUS SUMMARY


                             ProtoSource Corporation


Our Business.............   Our psnw.com division provides residential and
                            business Internet access via dial-up and digital subscriber line, private line service, Web site development, Web hosting and outsourced technical support. We operate our own Internet network facilities in Central California and offer Internet access nationwide through the "backbone" providers with which we have agreements. Our customer base consists of over 6,500 Internet access accounts and over 200 accounts for other services. We provide technical support 24 hours a day, 7 days a week to all of our accounts plus an additional 4,000 accounts of other internet service providers.

                            We recently acquired Suncoast Automation, Inc., a Delaware corporation. Suncoast is the second of our two operating divisions. It provides interactive cable TV systems to the extended-stay hospitality industry. Suncoast's offerings include premium tier cable channels, and high-speed Internet access to resort guests.

                            As a result of the recent acquisition, we expect to concentrate our efforts and resources on providing interactive cable TV systems and high-speed Internet access via cable, to the extended-stay hospitality industry.

Our Products.............   Through our psnw.com division, we offer Internet
                            access to residential customers through dial-up and ADSL connections and to business customers via SDSL and private lines. We also offer Web design, development, and hosting services. Through Suncoast we provide basic cable TV, premium channel packages and high-speed Internet access to the extended-stay hospitality industry.

Our Customers............   Our customers consist of residential and business
                            Internet users and the extended-stay hospitality industry.

Our Industry.............   The Internet services industry continues to grow at
                            a rapid pace, and is expected to grow between 40-50% per year over the next few years.

Our Strategy.............   Our strategy is to operate as two divisions: 1)
                            psnw.com, which will focus on Internet access, web design/development/hosting and outsourced technical support primarily to business customers; and 2)
                            Suncoast Automation, which will provide cable TV and high-speed Internet access to the extended-stay hospitality industry.

Our Principal Offices....   Our principal executive offices are located at 2300
                            Tulare Street, Suite 210, Fresno, CA 93721 and our telephone number is (559) 486-8600. We are a California corporation.

                                  The Offering


Shares Outstanding.......   We have 3,470,586 shares of common stock and
                            1,137,000 class A common stock purchase warrants outstanding prior to this offering.

Units Offered............   We are offering 600,000 units. Upon completion of
                            the offering, there will be 4,670,586 shares of common stock, 1,137,000 class A common stock purchase warrants and 600,000 class B common stock purchase warrants outstanding. We have granted the underwriters of this offering a 45-day option to purchase 90,000 additional units to cover any over-allotments.

Use of Proceeds..........   We intend to use the net proceeds of this offering
                            for business expansion of Suncoast Automation, working capital purposes and to repay certain indebtedness.

Trading Symbols..........   Our common stock trades on the Nasdaq SmallCap
                            Market under the symbol PSCO and our class A common stock purchase warrants trade under the symbol
                            PSCOW. Our class B common stock purchase warrants will trade under the symbol PSCOZ. The units will not be a traded security.

           Summary Selected Financial Data and Proforma Financial Data

     The summary financial data set forth below has been derived from our audited and unaudited financial statements included in this prospectus.

                                                 Six Months Ended                        Year Ended
                                                     June 30,                            December 31,
                                     -----------------------------------------    --------------------------
                                       2000 (1)        2000           1999           1999           1998
                                       --------        ----           ----           ----           ----
                                      (proforma)           (unaudited)

Statement of Operations Data:
-----------------------------
Revenues .........................   $   853,398    $   751,145    $   522,687    $ 1,125,225    $   882,651
Operating expenses ...............     2,882,327      1,849,827      1,033,817      2,566,218      2,068,145
Operating loss ...................    (2,028,929)    (1,098,682)      (511,130)    (1,440,993)    (1,185,494)
Total other income (expense) .....       (70,303)       (21,466)       149,909        147,353       (510,735)
Income (loss) before income taxes     (2,099,232)    (1,120,148)      (361,221)    (1,293,640)    (1,696,229)
Income taxes .....................          --             --             --             --             --
Net income (loss) ................    (2,099,232)    (1,120,148)      (361,221)    (1,293,640)    (1,696,229)

Basic and diluted income (loss)
        Per share ................   $     (0.64)   $     (0.56)   $     (0.20)   $     (0.72)   $     (1.24)
Basic and diluted weighted average
        Number of common shares
        outstanding ..............     3,305,453      2,002,381      1,776,697      1,789,453      1,365,484



                                                                  June 30, 2000
                               June 30, 2000 (1)  June 30, 2000  as Adjusted (2)
                               -----------------  -------------  ---------------
                                  (proforma)                (unaudited)
Balance Sheet Data:
-------------------
Cash and cash equivalents        $  1,063,105     $    935,454     $  6,160,454
Working capital (deficit)          (1,236,675)         (81,582)       6,643,418
Total assets                       14,254,943        5,662,731       10,852,731
Long-term debt                         26,920           26,920           26,920
Stockholders' equity               11,739,111        4,002,121       10,692,121


(1) Proforma shows the effect of the acquisition of Suncoast Automation, Inc. See the proforma unaudited financial statements and accompanying notes for a further explanation.

(2) As adjusted to give effect to the receipt and application of the estimated net proceeds of this offering without giving effect to the exercise of class A or class B warrants, the underwriters' warrants or other outstanding warrants or stock options.

                                  RISK FACTORS

     An investment in our securities involves a high degree of risk. Before deciding whether to invest, you should read and consider carefully the following risk factors.

Risks Related To Our Business And Industry
------------------------------------------

     Our growth strategy may not be successful. Our growth strategy for our Suncoast division is largely dependent upon selling long-term contracts to the owners/operators of extended-stay resort properties. We may not be successful, however, in convincing these owners of the advantages of our technology. In addition, our PSNW.com division may encounter substantial competition from other cable operators, ISPs and telecommunications providers that are seeking to protect or expand their customer base. Most of these competitors have larger customer bases and greater financial resources. Our inability to acquire these contracts on favorable terms in the future could have an adverse effect on our business, financial condition, and results of operations.

     Our efforts to concentrate our psnw.com business in commercial accounts may be unsuccessful. Because acquisition of monthly residential accounts has required excessive marketing costs in relation to revenue expectations, we have elected to cease advertising and other marketing expenses directed towards that business. As a consequence, we are concentrating our efforts to obtain commercial accounts, which we believe can be profitable. If we are unable to obtain a sufficient number of commercial accounts or that business is not profitable as we project, we would be adversely affected and could suffer substantial losses in our psnw.com division.

     Our Suncoast division is in its early stage of development and its success cannot be assured. We are relying heavily on the prospects of our Suncoast division for our future growth. In the year ended December 31, 1999, Suncoast had total revenues of only $164,535, and in the six months ended June 30, 2000 total revenues of $102,253. Our expectations for growth may not be realized unless the division is able to obtain substantial additional long term contacts with extended-stay hospitality resorts. At present, approximately 70% of Suncoast's business is from a single account operating under protection of the Bankruptcy Court and the 30% balance is derived from one other account.

     We have a history of operating losses and expect future losses. We incurred net losses of approximately $1,696,229 and $1,293,640 for the years ended December 31, 1998 and 1999, respectively, and $1,120,148 for the six months ended June 30, 2000. We expect to incur additional losses in the future.

     We must adapt to technology trends and evolving industry standards to remain competitive. The technology market is characterized by rapid changes due to technological innovation, evolving industry standards, changes in customer needs and frequent new service and product introductions. New services and products based on new technologies or new industry standards expose us to risk of equipment obsolescence. We will need to use leading technologies effectively, continue to develop our technical expertise and enhance our existing services on a timely basis to compete successfully in the technology industry. We cannot be certain that we will be successful in these efforts.

     If Internet usage does not continue to grow, we may not be able to continue our business plan. Widespread use of the Internet is a relatively recent phenomenon. Our future success depends on continued growth in the use of the Internet and the continued development of the Internet as a viable commercial medium. We cannot be certain that Internet usage will continue to grow at or above its historical rates or that extensive Internet content will continue to be developed or be accessible at no or nominal cost to users. If Internet use does not continue to grow or users do not accept our products and services, our business could be adversely affected.

     State and federal government regulation could require us to change our business. We provide Internet access and cable TV, in part, using telecommunications services provided by carriers that are subject to the jurisdiction of state and federal regulators. Due to the increasing popularity and use of the Internet, state and federal regulators may adopt additional laws and regulations relating to content, user privacy, pricing, copyright infringements and other matters. We cannot predict the impact, if any, that future regulation or regulatory changes may have on our business.

     We are dependent on key management personnel for our future success. As a small company, with only 34 employees, our success depends greatly on our senior management team. The loss of one or more of these employees may materially and adversely affect our business.

     Our industry is highly competitive, and we cannot assure you that we will be able to compete effectively. Both the cable TV industry and Internet services market are crowded with competitors. Our strategy of combining these cable TV and Internet services can be copied by our competition. Although we believe our strategy is novel at this time, there is no guarantee that competitors will not adopt similar or preferable strategies or if we achieve a lead that we will be able to maintain such position.

     We face risks of claims from third parties for intellectual property infringement and other matters that could adversely affect our business. Our services operate in part by making Internet content and cable TV programming available to our users. This creates the potential for claims to be made against us, either directly or through contractual indemnification provisions with third parties. Claims might, for example, be made for defamation, negligence, copyright, trademark or patent infringement, personal injury, invasion of privacy or upon other legal theories. Any claims could result in costly litigation and be time consuming to defend, divert management's attention and resources, cause delays in releasing new or upgraded existing services or require us to enter into royalty or licensing agreements. Royalty or licensing agreements, if required, may not be available on acceptable terms, if at all.

     Litigation regarding intellectual property rights is common in the Internet and software industries. We expect that Internet technologies and software products and services may be increasingly subject to third-party infringement claims as the number of competitors in our industry segment grows and the functionality of products in different industry segments overlaps.

     There can be no assurance that our services do not infringe the intellectual property rights of third parties. A successful claim of infringement against us and our failure or inability to license the infringed or similar technology could adversely affect our business.

     We may need additional capital that could dilute the ownership interest of investors. We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future.

     We may incur liabilities for the activities of users of our service. The law relating to the liability of providers of online services for activities of their users is currently unsettled and could damage our business. We do not carry insurance that will indemnify us for all liability for activities of our users. Our advertisers' Websites may contain text, images or information that could infringe third-party copyrights, trademarks or other intellectual property rights. We cannot assure you that we will successfully avoid civil or criminal liability for unlawful activities carried out by users of our service. The imposition upon us of potential liability for unlawful activities of users of our service could require us to implement measures to reduce our exposure to such liability, which may require us, among other things, to spend substantial resources or to discontinue certain service offerings. Any costs incurred as a result of such liability or asserted liability could damage our business.

     We cannot assure you that our stock price will not decline during or as a result of this offering. The trading market price of our common stock may decline below its current price. Our common stock is currently very thinly traded on the Nasdaq SmallCap Market. An active public market for our common stock may not develop or be sustained during or after this offering. The additional shares made available for sale in the market as a result of this offering may depress the price of our common stock.

Risks Related To This Offering
------------------------------

     Our common stock price may fall upon the future sale of additional shares of our common stock. Future sales of our common stock in the public market, or even the prospect of such sales, may materially and adversely affect the market price of our common stock. There were 3,470,586 shares of common stock outstanding before this offering. Of such shares, 1,617,942 shares are currently subject to lock-up agreements. All of these shares of our common stock will become eligible for resale within the next three years.

     Projections included in this prospectus relating to the growth of the Internet are based on assumptions that could turn out to be incorrect, and actual results could be materially different from these projections. This prospectus contains various third-party data and projections, including those relating to the number of Internet users and the amount spent on online commerce and advertising. These data and projections have been included in studies prepared by independent market research firms, and the projections are based on surveys, financial reports and models used by these firms. Actual results or circumstances may be materially different from the projections. Any difference could reduce our revenue and the growth of our business. These data and projections are inherently imprecise and investors are cautioned not to place undue reliance on them.

                                 USE OF PROCEEDS

     We estimate that we will receive net proceeds of approximately $6,690,000 from our sale of the 600,000 units offered by us (approximately $7,747,050 if the underwriter fully exercises its over-allotment option). This estimate is based on an offering price of $13.50 per unit and is after deducting estimated underwriting discounts and commissions, the underwriter's non-accountable expense allowance and other estimated offering expenses payable by us. We expect to use the net proceeds of this offering for the following purposes:

                                                       Amount         Percentage
                                                       ------         ----------
Repayment of short-term loan .................      $  1,500,000         22.4%
Business expansion ...........................      $  3,000,000         44.9%
Working capital and general corporate purposes      $  2,190,000         32.7%
                                                    ------------         -----

    Total ....................................      $  6,690,000          100%
                                                    ============         =====
-----------

     We routinely evaluate potential acquisitions of business and/or product lines that would complement or expand our business or further our strategic goals. We may use a portion of the net proceeds of this offering for one or more such transactions; however, we currently have no commitments or agreements with respect to such transactions.

                           PRICE RANGE OF COMMON STOCK

     Our common stock has traded on the Nasdaq SmallCap Market from February 9, 1995 until July 10, 1996 and May 15, 1998 until present and under the symbol "PSCO". For the period from July 11, 1996 until May 14, 1998, our common stock traded on the Bulletin Board under the symbol "PSCO". Our common stock purchase warrants have traded on the Nasdaq SmallCap Market under the symbol "PSCOW" since May 15, 1998. Prior to such time there was no public market for our common stock. The following table sets forth for the periods indicated the high and low sales price per share of our common stock and our common stock purchase warrants as reported on the Nasdaq SmallCap Market.

--------------------------------------------------------------------------------
For the quarter ended:         Common Stock                       Warrants
--------------------------------------------------------------------------------
                            High          Low                High          Low
--------------------------------------------------------------------------------
March 31, 1998              $6.25         $5.25
June 30, 1998               $6.50         $5.38              $1.00         $0.75
September 30, 1998          $5.50         $5.38              $1.06         $0.63
December 31, 1998           $7.38         $5.38              $2.00         $0.66
--------------------------------------------------------------------------------
March 31, 1999              $8.31         $6.25              $3.00         $1.53
June 30, 1999               $9.25         $6.63              $3.75         $1.25
September 30, 1999          $7.63         $6.25              $2.19         $1.13
December 31, 1999           $7.44         $5.75              $2.00         $1.13
--------------------------------------------------------------------------------
March 31, 2000              $7.18         $5.75              $1.68         $1.12
June 30, 2000               $6.12         $4.25              $2.25         $0.87
September 30, 2000          $6.31         $5.37              $2.12         $1.37
--------------------------------------------------------------------------------

     As of July 31, 2000, there were approximately 950 record and beneficial owners.

                                 DIVIDEND POLICY

     We have not paid any cash dividends on our common stock and we currently intend to retain any future earnings to fund the development and growth of our business. Any future determination to pay dividends on our common stock will depend upon our results of operations, financial condition and capital requirements, applicable restrictions under any credit facilities or other contractual arrangements and such other factors deemed relevant by our Board of Directors.

                                    DILUTION

     As of June 30, 2000, our net tangible book value was $1,926,415 or $0.89 per share of common stock. Net tangible book value per share is determined by dividing a company's tangible net worth (total assets, net of intangible assets, less total liabilities) by the number of outstanding common shares. Our pro forma net tangible book value as of June 30, 2000 would have been approximately $8,651,415 or $2.56 per share without taking into account any change in our net tangible book value after June 30, 2000, other than to give effect to the sale of 600,000 Units of securities at an assumed price of $13.50 per Unit, and after deducting underwriting discounts and commissions, the Underwriters' non-accountable expense allowance and other estimated offering expenses. This represents an immediate increase in the net tangible book value of $1.67 per share to existing shareholders and an immediate dilution of $4.19 per share to new investors. The following table illustrates this per share dilution:

   Assumed offering price per share underlying the Units.......   $ 6.75
                                                                  ------
     Net tangible book value per share as of June 30, 2000.....    $0.89
     Increase per share attributable to this offering..........   $ 1.67
                                                                  ------
   Pro forma net tangible book value per share after
   this offering...............................................   $ 2.56
                                                                  ------

   Dilution to new investors...................................   $ 4.19 (62.1%)
                                                                  ==============

                                 CAPITALIZATION

     The following table summarizes our capitalization as of June 30, 2000 and as adjusted as of that date to reflect our sale of 600,000 Units and our application of the estimated net proceeds without giving effect to the exercise of the Warrants, the Overallotment Option, the Underwriters' Warrants, or other outstanding warrants or options. The information in the table assumes a public offering price of $13.50 per Unit. The information in the table should be read in conjunction with the more detailed financial statements and notes thereto presented elsewhere in this prospectus.

                                                           June 30, 2000
                                                   ----------------------------
                                                      Actual       As Adjusted
                                                   ------------    ------------

Short-term debt ................................   $  1,563,441    $     63,441
                                                   ------------    ------------
Long-term debt .................................         26,920          26,920
                                                   ------------    ------------

Stockholders' equity:
   Preferred stock, no par, 5,000,000 shares
   authorized, none issued or outstanding.......           --              --
   Common stock, no par value, 10,000,000
   shares authorized, 2,175,395 shares issued
   and outstanding; 3,375,395 shares issued
   and outstanding, as adjusted ................     13,150,885      19,840,885
   Additional paid in capital ..................         28,158          28,158
   Accumulated deficit .........................     (9,176,922)     (9,176,922)
                                                   ------------    ------------

   Total stockholders' equity ..................      4,002,121      10,692,121
                                                   ------------    ------------

Total capitalization ...........................   $  5,592,482    $ 10,782,482
                                                   ============    ============


Additional Information About Financial Presentation
---------------------------------------------------

     Options and Warrants. Unless this prospectus indicates otherwise, the information presented in this prospectus assumes that neither the Underwriters' over-allotment option nor the warrants to be granted to the Underwriters to purchase an aggregate of 60,000 Units as compensation have been exercised.

                             SELECTED FINANCIAL DATA

     The selected financial data set forth below with respect to our statements of operations for the years ended December 31, 1999 and 1998 and with respect to our balance sheet as of December 31, 1999 is derived from our audited financial statements included elsewhere in this prospectus which have been audited by Angell & Deering. The selected financial data with respect to the Company's balance sheet as of June 30, 2000 is derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting only of normal recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations for the six months ended June 30, 2000 and 1999. Operating results for the six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000. The financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto appearing elsewhere in the prospectus.

                                                 Six Months Ended                        Year Ended
                                                     June 30,                            December 31,
                                     -----------------------------------------    --------------------------
                                      2000 (1)         2000            1999           1999           1998
                                      --------         ----            ----           ----           ----
                                     (proforma)             (unaudited)
Statement of Operations Data:
-----------------------------
Revenues .........................   $   853,398    $   751,145    $   522,687    $ 1,125,225    $   882,651
Operating expenses ...............     2,882,327      1,849,827      1,033,817      2,566,218      2,068,145
Operating loss ...................    (2,028,929)    (1,098,682)      (511,130)    (1,440,993)    (1,185,494)
Total other income (expense) .....       (70,303)       (21,466)       149,909        147,353       (510,735)
Income (loss) before income taxes     (2,099,232)    (1,120,148)      (361,221)    (1,293,640)    (1,696,229)
Income taxes .....................          --             --             --             --             --
Net income (loss) ................    (2,099,232)    (1,120,148)      (361,221)    (1,293,640)    (1,696,229)

Basic and diluted income (loss)
        Per share ................   $     (0.64)   $     (0.56)   $     (0.20)   $     (0.72)   $     (1.24)
Basic and diluted weighted average
        Number of common shares
        outstanding
                                       3,305,453      2,002,381      1,776,697      1,789,453      1,365,484



                            December 31,     June 30,        June 30,    June 30, 2000
                                1999         2000 (1)          2000      as Adjusted (2)
                                ----         --------          ----      ---------------
                                            (proforma)              (unaudited)
Balance Sheet Data:
-------------------
Cash and cash equivalents   $    677,319   $  1,063,105    $    935,454    $  6,160,454
Working capital (deficit)        554,668     (1,236,675)        (81,582)      6,643,418
Total assets ............      3,685,181     14,254,943       5,662,731      10,852,731
Long-term debt ..........         21,019         26,920          26,920          26,920
Stockholders' equity ....      3,400,308     11,739,111       4,002,121      10,692,121


(1) Proforma shows the effect of the acquisition of Suncoast Automation, Inc. See the proforma unaudited financial statements and accompanying notes for a further explanation.

(2) As adjusted to give effect to the receipt and application of the estimated net proceeds of the Offering without giving effect to the exercise of the Warrants, the Underwriters' Warrants or other outstanding warrants or stock options.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The statements contained in this prospectus are not purely historical statements, but rather include what we believe are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and
Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about our expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as "anticipate," "expect," "intend," "plan," "will," "we believe," "the company believes", "management believes" and similar words or phrases. The forward-looking statements are based on our current expectations and are subject to certain risks, uncertainties and assumptions, including factors set forth in the following discussion and in the discussions under "Risk Factors" and "Business." Our actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

Results Of Operations
---------------------

Six Months Ended June 30, 2000 vs. Six Months Ended June 30, 1999
-----------------------------------------------------------------

Net Sales
---------

     For the six months ended June 30, 2000 net sales were $751,145 versus $522,687 in the same period of the prior year. The increase in revenues is attributed to acquisition of ISP accounts from MicroNet Services, Inc., new reseller accounts, and completed web development projects. We believe that revenues will continue to increase as marketing plans are executed that focus on increasing DSL, Web development and outsourcing technical support for other ISPs and acquisitions by entering into agreements with or acquiring other Internet related companies.

Operating Expenses
------------------

     For the six months ended June 30, 2000, total operating expenses were $1,849,827 versus $1,033,817 in the same period of the prior year. This increase of $816,010 is primarily attributed to higher cost of network lines, salary and amortization. The increase in amortization costs of approximately $431,296 is attributed to amortization of debt issuance costs from the short-term loan consummated during the second quarter and amortization of the goodwill from the MicroNet acquisition in late 1999. The increase in cost of revenues is a result of an increase in network lines expense of approximately $171,570 which is primarily due to network upgrades and increased network usage. We believe that operating expenses will increase as revenues increase but will decrease as a percentage of revenues.

Operating Loss
--------------

     Our operating loss for the period ending June 30, 2000 totaled $1,098,682 versus $511,130 in 1999. This increase of $587,552 is due to an increase in total operating expenses. Management believes that operating results will improve as revenues increase and operating expenses decrease as a percentage of revenues.

Interest Income (Expense)
-------------------------

     Net interest income totaled ($21,466) for the period ending June 30, 2000 versus net interest income of $44,909 in 1999. The increase in interest expense is a result of interest expense associated with the short-term loans completed in May 2000.

Other Income
------------

     Net other income for the six months ended June 30, 2000 was $0 versus $105,000 for the same period in 1999. The 1999 total of $105,000 was due to collection of a note receivable, which was previously written off as uncollectable.

Year Ended December 31, 1999 vs. Year Ended December 31, 1998
-------------------------------------------------------------

Net Sales
---------

     For calendar year 1999, Internet services revenues were $1,125,225 versus $882,651 in calendar 1998, an increase of 27.5%. The increase in revenue is primarily due to an increase in the Internet access subscriber base from acquisition and internal marketing activities and web design and development projects. Management believes revenues will continue to increase as we (i) develop and implement marketing programs focusing on increasing name brand recognition and differentiation of service offerings (i.e., Internet access, web site development and electronic commerce), and (ii) by entering into agreements with or acquiring other Internet related companies.

Operating Expenses
------------------

     1999 operating expenses totaled $2,566,218 versus $2,068,145 in 1998. This increase of $498,073 is primarily attributed to higher network lines, salary, legal, insurance and advertising costs. The increase to network lines expense of $152,855 is attributed to the upgrade of network backbone capacity and the expansion of the dial-in Internet serving area. The increase in employee salary and payroll tax expense from 1998 to 1999 totaled $211,203. This increase is attributed to the hiring of additional senior management and operations staff. We incurred approximately $30,000 of legal fees associated with SEC registration and reporting requirements. Management believes that operating expenses will increase as revenues increase but will decrease as a percentage of revenues.

Operating Loss
--------------

     Our 1999 operating loss totaled $1,440,993 versus $1,185,494 in 1998. This increase in operating loss of $255,499 is primarily attributed to higher operating expenses as noted above and lower than expected Internet access revenue growth. Management believes that operating results will improve as revenues increase and operating expenses decrease as a percentage of revenues.

Interest Income (Expense)
-------------------------

     Net interest income (expense) for 1999 totaled $75,103 versus ($577,261) in 1998. Interest expense was reduced from $705,021 in 1998 to $16,763 in 1999 primarily due to the debt issuance costs and associated interest total of $561,059 included in the 1998 expense total. Interest income for 1999 totaled $91,866 versus $127,760 in 1998 and is attributed to investments made with the net proceeds of our May 1998 secondary stock offering.

Other Income
------------

     Net other income decreased from $73,479 in 1998 to $72,250 in 1999. Net other income for 1999 is comprised of $105,000 from the collection of a note receivable that was previously written off as uncollectable and the write off of a $32,750 note receivable deemed uncollectable.

Liquidity And Capital Resources
-------------------------------

     For the six months ended June 30, 2000, we used $687,182 of cash for operating activities. We had a working capital deficit of $81,582 at June 30, 2000, which is a decrease of $636,250 from December 31, 1999. As of June 30, 2000, we had $935,454 in cash and cash equivalents and total liabilities of $1,660,610.

     We executed a letter of intent with an Underwriter to offer 600,000 units of our securities at approximately $13.50 per unit on a firm commitment basis. We will also grant the Underwriter an option to purchase an additional 90,000 units from us to cover over-allotments for a period of forty-five days from the effective date of the registration statement.

     Andrew, Alexander, Wise & Company, Inc. acted as placement agent for $1,500,000 of bridge financing. The short-term financing was in the form of units containing promissory notes with interest at 10%. In addition, each $25,000 unit consisted of 4,000 shares of our common stock. The promissory notes will be due at the closing of the above public offering or one year from the date of issuance, whichever occurs first. Andrew, Alexander, Wise & Company, Inc. was paid a 10% commission and a 3% non-accountable expense allowance and was issued warrants to purchase up to 10% of the common stock issuable as part of the units at an exercise price equal to 120% of the closing price of the common stock on the day prior to closing.

                                    BUSINESS

Overview
--------

     We operate two divisions: psnw.com, a full-service Internet service provider with primary offices in Fresno, California and Suncoast Automation, a provider of cable TV and high-speed Internet access to the extended-stay hospitality industry, with primary offices in Oldsmar, Florida. We acquired Suncoast in August 2000. Psnw.com has refocused to concentrate on three offerings to business customers. Through that division, we will offer high-speed Internet access via ADSL/SDSL, Web design, development and hosting services and outsourced technical support for other ISPs.

Suncoast Automation
-------------------

Overview
--------

     Suncoast Automation, is the division of ProtoSource that operates as a private cable operator. Suncoast builds, upgrades and maintains cable TV systems as well as managing programming for the hospitality industry. Suncoast has identified and targeted a niche segment of this industry that we believe is currently underserved by larger private cable operators and franchise cable companies. This niche is largely comprised of extended-stay resorts. Suncoast delivers basic cable TV, premium channels and high-speed Internet access to this market segment.

Industry and Competition
------------------------

     There are approximately 500,000 extended-stay resort units in North America. The number of units is currently growing at an estimated rate of 15% per annum. Currently, property owners with multiple locations have to utilize a different cable vendor for each property. Each cable system has a different look to the resort guest. The installed cable systems yield no profits for the property owners and are viewed as a utility expense. This is changing as resort operators are beginning to recognize that cable systems are potential revenue sources. In addition, resort owners want to deliver a premium entertainment experience superior to that available in hotels and provide a common interface and a consistent level of service across each brand of resort. Because of the demographics of guests at these resorts, demand for high-speed Internet access has been growing.

     Currently, cable television systems in the vast majority of hotels provide a lower level of service to guests than is available in their own homes. Many of these guests expect higher-level amenities when they are in a resort and they have shown a willingness to pay for such services. In order to meet these needs, we believe that resort owners must upgrade to new two-way addressable cable systems before cable services can be converted from a utility expense to a revenue source from premium services.

     Resort property owners are looking to private cable operators to update and install the latest systems with additional capabilities such as high speed Internet access. Private cable operators are the hospitality industry's alternative to the local franchise cable companies. As a private cable operator, we believe that Suncoast is the first to combine state of the art engineering, custom developed software and hardware technology, in a way which provides a comprehensive channel lineup of video programming and high-speed Internet access.

     The large franchise cable companies have traditionally shown little interest in the extended-stay resort niche. We believe this is because this market has many small properties spread throughout North America while franchise operators are primarily interested in the economics of building out specific geographic areas.

     An example of a company operating primarily in the hotel segment of the hospitality industry is LodgeNet. The LodgeNet's Video On Command product offering is structured as an overlay on top of the basic cable services provided by private cable operators and franchise cable companies and is targeted at hotels with shorter stays. Video On Command is geared towards expensive impulse purchases and offers the property owner limited additional revenue.

     Generally, both private cable operators and franchise cable companies insist on ownership of the systems they build. Suncoast provides a feature-rich package and a contractual structure that makes the property owner a future partner in the cable system. To our knowledge, Suncoast is the first cable company offering to upgrade and service a property owner's multiple locations and to transfer ownership of the system to the property owner at the end of the initial contract term. Typical contracts are for 7 to 12 years and are renewable for additional 7-year terms.

Suncoast's Business Model
-------------------------

     The extended-stay resort niche has a unique customer base that results in each unit served by the cable operator having four different tenants per month for a typical one week stay. This makes an installed unit potentially more valuable than a traditional cable customer. While Suncoast and its partner, the resort operator, only pay once per month for premium programming, they can resell these services four or more times per month. Thus, a 1,000 unit resort enjoys over 4,000 potential monthly customers for premium programming, Internet access, and concierge services. Fees paid by guests for premium channels and Internet access are shared between Suncoast and the resort owner.

     Sunterra Corporation has signed contracts with Suncoast for 6 resorts representing 1,816 units. Sunterra has also signed a Letter of Intent for additional projects to be installed totaling over 7,800 units to be completed over the next 2 years. Currently, contracts are pending with three other resort owners for over 2,100 additional units. In addition, Suncoast designs, tests, and repairs the cable TV distribution system for Walt Disney World in Orlando, Florida.

Advantages to Resort Guests
---------------------------

     Guests have access to cable services that:

     - have a higher level of service than are generally available in their homes (e.g., premium programming channels, video games, and cable modem Internet access); and

     - enhance their resort experience (e.g., concierge services such as direct scheduling and the purchase of resort services like golf, sailing and tours).

Advantages to Property Owner
----------------------------

1. Cable TV service is converted from an expense item to a source of revenue from:

o    the sale of premium channel packages to guests;
o    high-speed Internet access;
o    e-commerce purchases made by guests using the cable system; and
o    ad insertion and static ads.

2.   Enhanced marketing tools:

o Practical access to guest preference data for individualized customer service (e.g., interest in golf or special needs);
o Ability to analyze aggregate customer preference data for insight and early identification of trends; and
o Ability to promote additional resort sales and services using two dedicated resort specific cable channels controlled from the home office of the resort owner.

3.   More centralized control:

o Provides a consistent image across all properties run under a specific brand;
o    Simplifies administrative operations by dealing with a single cable vendor;
     and
o    Allows access to each resort from the corporate office interface.

4. Property owner, rather than cable services provider, selects programming options.

5. Checkout and room charges are delivered to the guest through the TV easing front desk congestion.

6. Cable system, excluding proprietary software and servers, is eventually owned by property owner, not the cable services provider.

The Partnership with the Resort Owner
-------------------------------------

     Suncoast offers a resort owner, with properties spread throughout North America, a state of the art entertainment and communications system. This system will have a standardized interface as well as centralized billing and accounting controls, since it interfaces directly into the resort owner's property management system. The property owner deals with a single vendor for all properties and will eventually own the system, while Suncoast will retain programming control through industry standard long-term contracts. The property owner supplies the simple day-to-day maintenance requirements of the system and contracts with Suncoast for specific project-based billable maintenance.

     Currently, nearly all extended-stay resorts only offer basic cable TV programming. Suncoast's system, gives the resort owner the ability to offer tiered premium programming which could yield significant additional revenue. Additionally, Internet access, video games and advertising can be leveraged in a similar manner. The national average percentage of residential cable customers that upgrade to premium channels for an additional cost is 71%, according to a recent study. This average spans all income brackets of the general population. Considering that the extended-stay resort industry enjoys a demographic base of customers that are in the top twenty-percentile income bracket, it is possible that a substantial percent of resort guests will select premium channels during their stay.

Unique Aspects of the Suncoast Value Proposition
------------------------------------------------

o Suncoast partners with the property owner to maximize cable services revenue;

o Suncoast provides resort guests with more cable services than most get at home;

o Suncoast provides concierge services that enhance the service quality provided to guests without increasing staff cost;

o Suncoast provides the property owner with two cable channels to promote property owner services and sales of other resort locations; and

o Suncoast provides an on-premises LAN connecting all TVs into the property management system allowing two-way messaging and other guest amenities.

Profile of Typical Suncoast Agreement
-------------------------------------

o Suncoast invests capital to upgrade the cable TV hardware and software in the resort;

o The resort commits to pay Suncoast a monthly fee for a basic level of cable TV programming for an initial 7-12 year period. Generally, this fee is double the cable industry average. Suncoast will recover its initial capital investment in less than 5 years;

o Additional revenues generated by premium channels, Internet access, video games and advertising will be shared with the resort owner yielding a minimum of 50% gross margin to Suncoast; and

o At the end of the initial contract term, ownership of the cable television system is transferred to the resort owner but Suncoast retains exclusive cable TV programming rights for an additional seven-year term.


psnw.com
--------

The Internet
------------

     The Internet is a global collection of thousands of interconnected computer networks that link computers around the world and enable commercial organizations, educational institutions, governmental agencies and individuals to communicate electronically, access and share information and conduct commerce. Unlike other public and private telecommunications networks that are managed by businesses, governmental agencies or other entities, the Internet is a cooperative interconnection of many such public and private networks. The networks that comprise the Internet are connected in a variety of ways, including the public-switched telephone network and dedicated high-speed leased lines. Open communications on the Internet are enabled by TCP/IP, the common Internet communications protocol, which facilitates communication across the Internet regardless of the hardware and software used.

     Recent technological advances, combined with cultural changes and evolving business practices, have led to the integration of the Internet into the daily activities of individuals and the operations and strategies of commercial organizations. Use of the Internet by individuals and relatively small businesses and other organizations has been accelerated by dramatic increases in cost-effective processing power and data storage capabilities in personal computers, as well as widespread availability of multimedia, fax/modem, and networking capabilities to the home computing market. CyberAtlas, the Computer Industry Almanac, conducted a study that found that North America will remain the leading region for Internet users until at least 2005, projecting that it will grow from about 83 million Internet users at the end of 1998 to nearly 230 million by the end of 2005. By the end of the year 2000, the Computer Industry Almanac projects that Internet users in North America will number almost 149 million. The Computer Industry Almanac defines Internet users as adults with weekly usage in businesses and homes.

Accessing The Internet.
-----------------------

     Internet access services are the means by which ISPs interconnect business and consumer users to the Internet's resources. Access services vary from dial-up modem access for individuals and small businesses to high speed dedicated transmission lines for broadband access by large organizations. An ISP provides Internet access either by developing a proprietary network infrastructure or by purchasing access service from a wholesale access vendor, or through a combination of both. The rapid development and growth of the Internet have resulted in a highly competitive and fragmented industry consisting of a few large national and regional ISPs and a substantial number of local ISPs with small subscriber bases. The industry has experienced pricing pressure of late due to the number of free access companies that have emerged. Using a revenue model based on advertising, these companies have lost tens of millions of dollars but have siphoned customers away from traditional ISPs. Coupled with the growing demand for high-speed access, the ISP industry is undergoing substantial consolidation. Thus for most ISPs, future success depends on their ability to refocus their business model.

Growth In Electronic Commerce
-----------------------------

     For most businesses, the Internet has created a new communication and sales channel that enables companies to interact with large numbers of geographically dispersed consumers and businesses. In the last several years, many companies have emerged that focus solely on the Internet as the preferred medium for selling products or delivering services directly to purchasers, bypassing traditional wholesale and retail channels. Furthermore, traditional businesses are implementing sophisticated web sites to effect electronic commerce initiatives that offer competitive advantages. These businesses are deploying an expanding variety of Internet-enabled applications, ranging from web site marketing and recruiting programs to on-line customer interaction systems and integrated purchase order and "just-in-time" inventory solutions for key customers and suppliers. These capabilities require increasingly complex web sites and support operations. In addition, advances in on-line security and payment mechanisms are alleviating concerns associated with conducting transactions in an open-platform environment, thus prompting more consumers and businesses to use the Internet in conjunction with purchases and more businesses to offer a greater breadth of electronic commerce services.

Outsourcing Of Internet Operations
----------------------------------

     As the Web increasingly becomes synonymous with electronic commerce, businesses are placing greater emphasis on their Internet transaction and communication operations. Internet-based companies, and to a growing extent, traditional businesses, require non-congested and scalable Internet operations to allow them to perform digital communication and commerce transactions globally over the Internet. Due to constraints posed by the lack of technical personnel with Internet skills or experience, the high cost of advanced networking equipment and the complexity of innovative web solutions, many businesses are unable internally to develop, maintain and continually enhance their facilities and systems to conduct desired levels of Internet-based activities. As a result of these constraints and other factors, many businesses are seeking to outsource their facilities and systems requirements as the preferred means for providing electronic commerce solutions. To this end, an increasing demand is developing for:

     o dedicated and broadband Internet access services to support reliable, high speed and/or constantly connected Internet access and communication;

     o web hosting and co-location services which enable businesses to obtain equipment, technical expertise and infrastructure for their Internet needs on an outsourced basis; and

     o end-to-end electronic commerce solutions to sell goods and services on the web in a secure transaction environment.

 By outsourcing their facilities and systems needs, businesses are able to focus on their core competencies rather than expending vital resources to support their Internet operations.

The Opportunity For psnw.com
----------------------------

     Management believes that the future of psnw.com is to be found in business rather than residential customers. To this end, this division will focus on three offerings to business customers:

     Web design, development and hosting. A small but highly skilled team of developers has been part of our company for several years. This team previously focused on activities related to maintaining our web portal. Earlier this year, a concerted effort was made to solicit businesses that needed assistance with designing and developing e-commerce solutions. To date, over $100,000 in such contracts have been signed. The acquisition of Suncoast will provide additional potential customers for this effort. Additionally, this team will support and enhance the software that Suncoast has developed, precluding the need for outside development on which they have had to rely.

     High-speed Internet access. In January of this year, we entered into a contract to sell ADSL and SDSL services provided by New Edge Networks, Inc. This service is currently available in the greater Fresno area and will soon be available throughout the San Joaquin Valley of central California. Our focus will remain in this geographic area since competition is limited and our reputation for quality service is well known.

     Outsourced technical support. We provide technical support 24 hours a day, 7 days a week for our 6,500 existing dial-up customers. Recently, we decided to offer this resource to other ISPs on a charge per customer basis. To date, we support an additional 4,000 customers of other ISPs. A potentially lucrative niche that we have found is for bilingual (Spanish/English) support. Now managed as a profit-center, we believe this unit can achieve short-term profitability.

     At present, the major cost, other than personnel expense, associated with this division is the network infrastructure required to provide dial-up access to over 6,500 residential customers. Because we have decided not to make further marketing expenditures for the residential dial-up segment of the business, it is not expected to achieve profitability. Thus, a number of options are being explored for this segment, including selling the customer base. Because of our reputation for quality service, our customer base continues to grow slowly despite the lack of marketing. Therefore, we believe there is inherent value in our customer base, which we expect to exploit.

Competition
-----------

     The Internet services business is highly competitive and highly fragmented. With the exception of the demand for highly skilled personnel, there are few significant barriers to market entry. Coupled with the rapid growth of the Internet, this has resulted in the emergence of thousands of ISPs and Internet consulting companies of various sizes across the country. The market can be segmented into four categories:

* Large national access providers (AOL, Earthlink, Microsoft Network) spending large sums on marketing to acquire customers;

* Cable and telephone companies providing primarily high-speed/high-priced access through their existing infrastructure;

* Thousands of small and medium size companies providing services in a given, local geography, with limited resources to expand; and

* Large consulting companies offering customized high-end e-commerce solutions for large businesses.

     psnw.com's first level of competition is Pacific Bell for ADSL/SDSL in central California. Because of "the telephone company's" poor image in the marketplace, demand for our service exceeds our ability to provide it. Our current installed DSL customer base is profitable and we have a backlog of orders. Our objective for this business is to build it to a critical mass that either generates significant profits, or becomes attractive to a potential acquirer.

     The second level of competition is the small and medium sized Internet services companies. The central California valley contains few large businesses and thus has not attracted any major consulting companies. Our Web design and development business will be limited by the size of the clients that are available to us in our geographical area. Although this unit is not currently profitable, we believe that the addition of one or two significant clients will make the unit profitable. Additionally, this unit will provide support for Suncoast's software, making it a critical component of our future growth plans.

     The outsourcing of technical support for other ISPs was driven by our desire to cover the cost of providing technical support 24 hours a day, 7 days a week to our existing customer base. Although the results in a short period of time are modest - 4,000 new customers - several new large-scale opportunities for our bilingual services could potentially make this business very profitable. The competition for this business is other ISPs providing technical support with their own resources. We have thus focused our sales effort on those companies that have already made the decision to outsource technical support.

     The future of psnw.com will clearly depend on our ability to make this division profitable. The leaders of the three business units in this division clearly understand and are committed to achieving this objective.

Trademarks And Registered Domain Names
--------------------------------------

     Our policy is to pursue registrations of all the trademarks associated with our key products. We rely on common law trademark rights to protect our unregistered trademarks. Common law trademark rights generally are limited to the geographic area in which the trademark is actually used, while a United States federal registration of a trademark enables the registrant to stop the unauthorized use of the trademark by any third party anywhere in the United States. Furthermore, the protection available, if any, in foreign jurisdictions may not be as extensive as the protection available to us in the United States.

     Although we seek to ensure that we do not infringe upon the intellectual property rights of others, there can be no assurance that third parties will not assert intellectual property infringement claims against us. Any infringement claims by third parties against us may have a materially adverse affect on our business, financial condition, results of operations and cash flows.

Government Regulatory Matters
-----------------------------

     The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations. The European Union has recently adopted privacy and copyright directives that may impose additional burdens and costs on international operations. In addition, several telecommunications carriers, including America's Carriers' Telecommunications Association, are seeking to have telecommunications over the Internet regulated by the Federal Communications Commission, or FCC, in the same manner as other telecommunications services. A number of proposals have been made at the federal, state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce and could adversely affect us. Also, Congress recently passed (and the President has signed into law) the Digital Millennium Copyright Act, which is intended to reduce the liability of online service providers for listing or linking to third-party Web sites that include materials that infringe copyrights. Congress also recently passed (and the President has signed into law) the Children's Online Protection Act and the Children's Online Privacy Act, which will restrict the distribution of certain materials deemed harmful to children and impose additional restrictions on the ability of online services to collect user information from minors. There can be no assurance that this legislation will not impose significant additional costs on our business or subject us to additional liabilities. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, copyright, defamation, obscenity and personal privacy is uncertain. We may be subject to claims that our services violate such laws. Any new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the Internet could damage our business.

     Due to the global nature of the Internet, it is possible that the governments of other states and foreign countries might attempt to regulate our transmissions or prosecute us for violations of their laws. We might unintentionally violate such laws. Such laws may be modified, or new laws may be enacted, in the future. Any such development could damage our business.

Employees
---------

     As of August 31, 2000, we had 34 employees. Of these employees, 12 are technical support, 4 are finance, administration, and billing, 8 are operations, 4 are web design and development, 5 are sales and marketing, and 1 is management. None of our employees are covered by a collective bargaining agreement. We believe we have good relations with our employees.

Properties
----------

     The psnw.com division leases 4,000 square feet of space for our offices and operating facilities at 2300 Tulare Street, Suite 210, Fresno, California 93721. The lease term is 5 years, ending May 2002, and requires minimum annual payments of $40,250, increasing each year to a maximum of $55,375 in 2002. The Suncoast Automation division leases 3000 square feet of office and warehouse space at 150 Dunbar Avenue, Suite C, Oldsmar, Florida 34677. The lease term is 3 years ending July 2002, and requires minimum annual payments of $18,000, increasing each year to a maximum of $19,845 in 2002.

Legal Matters
-------------

     During the ordinary course of business we may be subject to various legal proceedings and claims, either asserted or unasserted. While the outcome of these claims cannot be predicted with certainty, we do not believe that the outcome of any such legal matters will have a material adverse effect on our business, operating results, and financial condition.

                                   MANAGEMENT

Executive Officers, Directors, Director Nominees And Key Employees
------------------------------------------------------------------

     Our executive officers, directors and key employees and their ages and positions with us as of August 31, 2000, are as follows:

      NAME                     AGE                     POSITION
      ----                     ---                     --------
William Conis                  53          Chief Executive Officer, President,
                                           Chief Financial Officer and Director

James Sette                    33          Vice President - Business Development

Mark Blanchard                 46          Vice President and General Manager -
                                           Suncoast Division

Theodore Triantafilu           52          Chief Operating Officer - Suncoast
                                           Division and Director

Andrew Stathopoulos            51          Director

Michael A. Gales               55          Director

Seymour G. Siegel              57          Director


     William Conis became a director in 1998 and became ProtoSource Corporation's Chief Executive Officer and Chief Financial Officer in November 1999. Mr. Conis was Vice President, Eastern Region for Hitachi Data Systems from July 1997 through July 1999, and was Hitachi's New York-based District Manager from July 1995 to July 1997. From March 1984 to July 1995, Mr. Conis was a senior consultant for the Kappa Group, a management consulting firm located in New Jersey. Mr. Conis earned a Bachelor's degree and Master's degree in Electrical Engineering from New York University in 1968 and 1971, respectively.

     James Sette joined ProtoSource in November 1999 as Vice President of Business Development. He was the founder, and managing partner of Micro-Net Services, Inc., a nationwide ISP from 1995 to 1998. Micro-Net, which was established in 1995, was the first Internet acquisition for ProtoSource. Prior to Micro-Net, Mr. Sette was the Vice President of Acquisitions for a large privately held investment firm from 1991 to 1995. During his six year tenure at that firm he was responsible for negotiating the purchase of over $250 million of assets. From 1985 to 1989, Mr. Sette studied business, with an emphasis in urban economics, at the University of Connecticut.

     Mark Blanchard became Vice President and General Manager of the Suncoast division in August, 2000. Mr. Blanchard formed Suncoast in September 1998. Prior thereto, from 1995 to 1998 he was founder and President of Internet Stock Market Inc., which facilitated the promotion of public companies. From 1992 to 1995, Mr. Blanchard was founder and President to Pension Specialists Management Group, a company which advised pension funds on investments. From 1979 to 1992, Mr. Balanchard held several positions with Raymond James and Associates and Smith Barney, full service brokerage firms. His final position with Smith Barnet was Senior Vice President of Municipals. He graduated from Rutgers University with a degree in business in 1976.

     Theodore Triantafilu was the Chief Operating Officer of Suncoast Automation, Inc. from July 1999 to August 2000. He became Chief Operating Officer of the Suncoast division and a director upon the completion of the ProtoSource acquisition in August 2000. Mr. Triantfilu has over 29 years experience in telephone operations, digital cable television operations, and marketing as well as establishing new businesses. From 1995 through June 1999, he was the area operations manager for GTE Media Ventures, Pinellas County, Florida, the first overbuild and launch of digital CATV and high-speed cable modem service for GTE Corporation. Prior to that assignment, he served in successive positions of increasing responsibilities both in Florida and World Headquarters in Irving, Texas for GTE during his 28-year career. While serving Corporate Headquarters, he attended GTE Telops Management Development Program for executives.

     Andrew Stathopoulos became a director in 1998. He has over 25 years experience in finance, operations, marketing, mergers and acquisitions, engineering, manufacturing and consulting. From March 1998 to the present he has been with the Bank of New York as a Vice President to launch a software and hardware vendor management program. From 1996 to 1997, he was Vice President of Finance for New Alliance Corp., an emerging markets investment bank specializing in Eastern Europe. He was responsible for financial reporting, internal audit and controls, mid-office and back-office operations, information systems, and management reporting. From 1994 to 1996, he was Vice President of Business Development for Nautical Technology Corp., an independent software developer for the maritime industry. He was responsible for developing and implementing a new marketing and sales program, seeking strategic partners and providing general business advice. Also, from 1994 to 1996, he was Vice President of Business Development for Interbank of New York, a Greek commercial bank where he was responsible for identifying and marketing new products and pursuing new business opportunities. From 1992 to 1994, he was the Vice President of Finance and Administration for Societe Generale Energie, an oil trading products firm. He was responsible for establishing financial controls, accounting and reporting procedures; monitoring cash flow and working capital requirements; managing human resources administration; and dealing with auditors, insurers and vendors. Mr. Stathopoulos holds a BS degree in Industrial Engineering and an MBA degree in Finance and International Business, both from Columbia University.

     Michael A. Gales became a director in October 1999. Mr. Gales has served as Executive Vice President/Corporate Finance of Andrew, Alexander, Wise & Company, Inc., since June 1999. From 1998 to June 1999, Mr. Gales served as Managing Director of InterBank Capital Group, LLC. Prior to joining InterBank Capital Group, from 1996 Mr. Gales served as Managing Director/Corporate Finance of Janssen-Meyers Associates, LP. From 1990 to 1995, Mr. Gales served as Chief Executive Officer and Chairman of the Board of Anchor Capital Co., LLC. For 13 years prior to 1990, Mr. Gales was in successively senior management roles in international engineering and technology licensing operations focusing on the maritime, petroleum and process industries. Mr. Gales is Chairman of the Board of TEAMIES, LLC, a privately held television production and licensing organization focusing on sports related children's programming.

     Seymour G. Siegel become a director in February 2000. Mr. Siegel is a principal in the Siegel Rich Division of Rothstein, Kass & Company, P.C., Certified Public Accountants and Consultants who provide strategic advisory services to businesses including merger and acquisition, succession and strategic planning, as well as capital market assistance. From 1994 to 2000, Mr. Siegel was a founder of Siegel Rich, Inc., the predecessor company. From 1974 to 1990, he was senior partner of Siegel Rich & Co., CPAs P.C. In 1990 the firm merged with M.R. Weiser & Co., a large regional accounting firm, where he remained a senior partner until 1994. Mr. Siegel is a director of Barpoint.com and has been a director of numerous business and charitable organizations. Mr. Siegel is a Certified Public Accountant (inactive).

Board Committees And Compensation
---------------------------------

     Outside Board members receive $100 per hour for time expended on behalf of ProtoSource Corporation, including attendance at Board meetings. Our audit committee is composed of Messrs. Stathopoulos, Gales, and Siegel. Our compensation committee is composed of Messrs. Stathopoulos, Gales and Conis.

Executive Compensation
----------------------

     None of our executive officers or directors currently receives compensation in excess of $100,000 per year except Mr. Conis, our Chief Executive Officer, who receives a base salary of $175,000 per year pursuant to an Employment Agreement which expires on October 31, 2001, subject to renewal, Mark Blanchard, our Vice President and General Manager of the Suncoast Division, who receives a base salary of $104,000 per year pursuant to an Employment Agreement which expires on October 31, 2002, Kent Spears, our Director of Operations of the Suncoast Division, who receives a base salary of $104,000 per year pursuant to an Employment Agreement which expires on October 31, 2002 and Mr. Triantafilu, our Chief Operating Officer of the Suncoast Division, who receives a base salary of $130,000 per year pursuant to an Employment Agreement which expires on October 31, 2003. Mr. Conis' base salary increases to $200,000 per year once our gross revenues run at the rate of $3,500,000 annually and operating profitability exceeds on an annual basis $600,000 for at least three consecutive months and further increases to $250,000 if our gross revenues run at the rate of $5,000,000 annually and operating profitability on an annual basis exceeds $1,200,000 for at least three consecutive months. The Employment Agreement also provides for the issuance of 100,000 stock options exercisable at $6.875 per share, subject to a vesting schedule. Except for Raymond Meyers who received $162,795 and $140,005 for the calendar years ended December 31, 1999 and 1998 respectively, no executive officer or director received compensation in excess of $100,000 for the calendar years ended December 31, 1999 or 1998. Compensation for all officers and directors as a group for the calendar years ended December 31, 1999 and 1998 aggregated $190,054 and $158,753, respectively.

                           SUMMARY COMPENSATION TABLE

     The following table discloses certain compensation paid to our Chief Executive Officer for the calendar years ended December 31, 1999 and 1998.

                                                                                    Long Term
                                                                                   Compensation
    Name and                               Other       Annual     All Other      Awards/Securities
Principal Position   Year   Salary ($)  Compensation   Bonus    Compensation   Underlying Options(#)
------------------   ----   ----------  ------------   -----    ------------   ---------------------
William Conis,
Chief Executive
Officer              1999    $ 27,259         -          -            -               100,000
                     1998        -            -          -            -                  -
Raymond J. Meyers,
Former Chief
Executive Officer    1999    $162,795         -          -            -                20,000
                     1998    $140,005         -          -            -                  -

Option Grants in 1999
---------------------

     The following table provides the specified information concerning grants of options to purchase ProtoSource's common stock made during 1999 to the Named Executive Officers.

                                Individual Grants
                                -----------------

                     Number of      Percent of
                     Securities     Total Options
                     Underlying     Granted to       Exercise or
                     Options        Employees in     Base Price     Expiration
Name                 Granted        Fiscal Year      Per Share      Date
----                 -------        -----------      ---------      ----

William Conis        100,000           50.4%          $6.875           2004
Raymond J. Meyers     20,000           10.1%          $6.00            2004


Aggregate Option Exercises and 1999 Year-End Values
---------------------------------------------------

     The following table provides the specified information concerning exercises of options to purchase our common stock in 1999 and unexercised options held as of December 31, 1999 by the Named Executive Officers.

                                                Number of Securities          Value of Unexercised
                                          Underlying Unexercised Options      In-the-Money Options
                                           at December 31, 1999 (shares)    at December 31, 1999 (1)
                                           -----------------------------  ----------------------------
                   Number of
                    Shares
                  Acquired on    Value
     Name          Exercise     Realized   Exercisable   Unexerciseable   Exercisable   Unexerciseable
     ----          --------     --------   -----------   --------------   -----------   --------------
William Conis         -0-         -0-         5,000         110,000              $0              $0
Raymond Meyers        -0-         -0-        36,667          20,000         $91,668          $5,000


(1) The closing stock price of the Common Stock on December 31, 1999, as reported on the Nasdaq SmallCap Market was $6.25.

Compensation Pursuant to Plans
------------------------------

     1995 Stock Option Plan
     ----------------------

     In November 1994, we adopted a stock option plan (the "Plan") which provides for the grant of options intended to qualify as "incentive stock options" and "nonqualified stock options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986 (the "Code"). Incentive stock options are issuable only to eligible officers, directors, key employees and consultants of ours.

     The Plan is administered by the Board of Directors and terminates in November 2004. We have reserved 150,000 shares of Common Stock for issuance under the Plan. Under the Plan, the Board of Directors determines which individuals shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option and the option price.

     The Board of Directors has the power to interpret the Plan, determine which persons are to be granted options and the amount of such options. The provisions of the Federal Employee Retirement Income Security Act of 1974 do not apply to the Plan. Shares issuable upon exercise of options will not be purchased in open market transactions but will be issued by us from authorized shares. Payment for shares must be made by optionees in cash from their own funds. No payroll deductions or other installment plans have been established. No reports will be made to optionees under the Plan except in the form of updated information for the prospectus. There are no assets administered under the Plan, and, accordingly, no investment information is furnished herewith.

     Shares issuable under the Plan may be sold in the open market, without restrictions, as free trading securities. No options may be assigned, transferred, hypothecated, or pledged by the option holder. No person may create a lien on any securities under the Plan, except by operation of law. However, there are no restrictions on the resale of the shares underlying the options.

     As of July 31, 2000, 135,167 options are outstanding.

     1999 Executive Officer Stock Option Plan
     ----------------------------------------

     In May 1999, the Board of Directors approved the 1999 Executive Officer Stock Option Plan (the "1999 Plan") for the benefit of the executive officers. The 1999 Plan is intended to provide an incentive to individuals to act as executive officers and to maintain a continued interest in our operations. All options under the 1999 Plan will be issued under Section 422A of the Internal Revenue Code, and include qualified and non-qualified stock options.

     The terms of the 1999 Plan provide that we are authorized to grant options to purchase shares of common stock to executive officers upon the majority consent of the Board of Directors. The option price to be paid by optionees for shares under qualified stock options must not be less than the fair market value of the options shares as reported by the Nasdaq SmallCap Market on the date of the grant. The option price for nonqualified stock options must not be less than 85% of such fair market value. Options must be exercised within six years following the date of grant and the optionee must exercise options during service to us or within three months of termination of such service (12 months in the event of death or disability). The Board of Directors may extend the termination date of an option granted under the Plan.

     A total of 150,000 shares of authorized but unissued common stock have been reserved for issuance pursuant to the 1999 Plan of which 100,000 options are currently outstanding, exercisable at $6.875 per share.

     Options under the 1999 Plan may not be transferred, except by will or by the laws of intestate succession. The number of shares and price per share of the options under the Plan will be proportionately adjusted to reflect forward and reverse stock splits. The holder of an option under the 1999 Plan has none of the rights of a shareholder until shares are issued.

     The 1999 Plan is administered by the Board of Directors which has the power to interpret the 1999 Plan, determine which persons are to be granted options and the amount of such options. The provisions of the Federal Employee Retirement Income Security Act of 1974 do not apply to the 1999 Plan. Shares issuable upon exercise of options will not be purchased in open market transactions but will be issued by us from authorized shares. Payment for shares must be made by optionees in cash from their own funds. No payroll deductions or other installment plans have been established.

     Shares issuable under the 1999 Plan may be sold in the open market, without restrictions, as free trading securities. No options may be assigned, transferred, hypothecated or pledged by the option holder. No person may create a lien on any securities under the 1999 lan, except by operation of law. However, there are no restrictions on the resale of the shares underlying the options. The 1999 Plan will remain in effect until May 2009 but may be terminated or extended by the Board of Directors.

Director and Officer Indemnification
------------------------------------

     Our articles of incorporation provide that we will indemnify our officers, directors and other eligible persons to the fullest extent permitted under the laws of the state of California. We have also entered into indemnification agreements with each of our current directors and executive officers which will provide for indemnification of, and advancement of expenses to, such persons for expenses and liability incurred by them by reason of the fact that they are or were a director, officer, or shareholder of ProtoSource Corporation including indemnification under circumstances in which indemnification and advancement of expenses are discretionary under California law.

     We believe that it is the position of the Securities and Exchange Commission that, insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, the provisions are against public policy as expressed in the Securities Act of 1933 and are, therefore, unenforceable.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth the beneficial ownership of ProtoSource Corporation voting securities as of the closing date of this offering, by each person known by us to beneficially own 5% or more of the outstanding shares of our voting securities, each of our directors, our named executive officers, and all directors and executive officers as a group. As of August 22, 2000 there were 3,470,586 common shares issued and outstanding. The information set forth in the table and accompanying footnotes has been furnished by the named beneficial owners.

                                    Before Offering                    After Offering
                            -------------------------------   ------------------------------
                            Amount and Nature    Percent of   Amount and Nature   Percent of
   Name of Beneficial         of Beneficial         Class       of Beneficial        Class
        Owner (1)             Ownership (2)          (%)        Ownership (2)         (%)
--------------------------  -----------------    ----------   -----------------   ----------
William Conis(3)                   5,300                *            5,300               *
Andrew Stathopoulos(4)             5,000                *            5,000               *
Michael A. Gales                      --               --               --              --
Seymour G. Siegel(5)               2,500                *            2,500               *
James Sette(6)                    22,461                *           22,461               *
Mark Blanchard(7)(8)             397,883            11.5%          397,883            8.5%
Theodore Triantafilu(7)(9)        66,735             1.9%           66,735            1.4%
Kent Spears(7)                   352,411            10.2%          352,411            7.5%
SHA Cable Holdings(7)            176,596             5.1%          176,596            3.8%
All officers and directors
as a group (7 persons)           502,379            14.4%          502,379           10.7%

---------------

*    Less than 1%

(1) Except as otherwise indicated, the address of each beneficial owner is c/o ProtoSource Corporation, 2300 Tulare Street, Suite 210, Fresno, CA 93721.

(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them.

(3) Includes presently exercisable options to purchase 5,000 shares at $6.00 per share at any time until November 2003. Does not include shares issuable upon exercise of 110,000 options that are not presently exercisable.

(4) Represents stock options to purchase 5,000 shares at $6.00 per share at any time until November 2003.

(5) Represents stock options to purchase 2,500 shares at $6.00 per share at any time until February 2005. Does not include shares issuable upon exercise of 5,000 options that are not presently exercisable.

(6) Includes 7,302 shares owned as joint tenants with rights of survivorship with his wife, Luciana Sette, and 7,857 shares owned as tenants in common with Stuart Rosenkrantz. Does not include shares issuable upon exercise of 50,000 options that are not presently exercisable.

(7) Includes 4.74% of each individual's shares currently in escrow as collateral for fees owed a consultant, Andrew, Alexander, Wise & Company, Inc.

(8)  Includes 45,472 shares owned by his wife, Virginia M. Blanchard.

(9) Does not include shares issuable upon exercise of 30,000 options that are not presently exercisable.

                          DESCRIPTION OF CAPITAL STOCK

Common Stock
------------

     We are authorized to issue 10,000,000 shares of common stock, of which 3,470,586 shares are currently outstanding. Upon issuance, the shares of common stock are not subject to further assessment or call. The holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Cumulative voting for election of directors is permitted. Subject to the prior rights of any series of preferred stock which may be issued by us in the future, holders of common stock are entitled to receive ratably such dividends that may be declared by the Board of Directors out of funds legally available therefore, and, in the event of the liquidation, dissolution or winding up of us, are entitled to share ratably in all assets remaining after payment of liabilities. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is, and the common stock to be outstanding upon completion of the offering will be, validly issued, fully paid and non-assessable.

Class B Warrants
----------------

     Each class B warrant represents the right to purchase one share of common stock at an initial exercise price of $___ per share (110% of the offering price of one share of common stock in this prospectus) for a period of five years from the date hereof. The exercise price and the number of shares issuable upon exercise of the class B warrants will be adjusted upon the occurrence of certain events, including the issuance of common stock as a dividend on shares of common stock, subdivisions, reclassifications or combinations of the common stock or similar events. The class B warrants do not contain provisions protecting against dilution resulting from the sale of additional shares of common stock for less than the exercise price of the class B warrants or the current market price of our securities and do not entitle class B warrant holders to any voting or other rights as a shareholder until such class B warrants are exercised and common stock is issued.

     Class B warrants may be redeemed in whole or in part at our option after one year from the date hereof, upon 30 days' notice and with the consent of Kashner Davidson Securities Corporation, at a redemption price equal to $.10 per class B warrant if the closing price of our Common Stock on the Nasdaq SmallCap Market (or the Bulletin Board) is at least $ ___ per share (150% of the offering price of one share of common stock in this prospectus) for 20 consecutive trading days, ending not earlier than 15 days before the class B warrants are called for redemption.

     Holders of class B warrants may exercise their class B warrants for the purchase of shares of common stock only if a current prospectus relating to such shares is then in effect and only if such shares are qualified for sale, or deemed to be exempt from qualification under applicable state securities laws. We are required to use our best efforts to maintain a current prospectus relating to such shares of common stock at all times when the market price of the common stock exceeds the exercise price of the class B warrants until the expiration date of the class B warrants, although there can be no assurance that we will be able to do so.

     The shares of common stock issuable on exercise of the class B warrants will be, when issued in accordance with the class B warrants, duly and validly issued, fully paid and non-assessable. At all times that the class B warrants are outstanding, we will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding class B warrants.

     For the term of the class B warrants, the holders thereof are given the opportunity to profit from an increase in the per share market price of our common stock, with a resulting dilution in the interest of all other stockholders. So long as the class B warrants are outstanding, the terms on which we could obtain additional capital may be adversely affected. The holders of the class B warrants might be expected to exercise the class B warrants at a time when we would, in all likelihood, be able to obtain additional capital by a new offering of securities on terms more favorable than those provided by the class B warrants.

Loyalty Units
-------------

     A purchaser of units pursuant to this offering (including units sold in any over-allotment) who holds some or all of his or her units of ours continuously from the completion of the offering until six months from the date hereof and from the completion of the offering until one year from the date of this prospectus will be entitled to receive, at no additional cost, one additional loyalty unit of ours for every ten units continuously held for each respective six month period. The loyalty units will be identical to the units being offered pursuant to this prospectus.

     In order to be entitled to receive loyalty units, a purchaser must comply with the applicable requirements set forth below. Only securityholders who purchase units in this offering are entitled to receive loyalty units. The legal relationship between a purchaser of units hereunder and us with regard to loyalty units is governed by the terms of this prospectus and there is no other written agreement with respect thereto.

     In order to be entitled to receive the loyalty units, a person who purchases Units in this offering must certify to us, in writing, that such units were purchased for the account of the purchaser. The purchaser's certification must be signed by the purchaser and, if applicable, by the purchaser's qualifying nominee. The purchaser's certification must state that he or she is a qualifying securityholder as described below, and must be accompanied by the certification of a qualifying nominee (1) that such nominee purchased a specified number of Units in the offering for such securityholder, (2) specifying such securityholder's name, address, internal account number with such qualifying nominee and social security or tax identification number, and
(3) that we or our representatives may review such nominee's records showing the foregoing, and that we or our representatives must be reasonably satisfied with the accuracy of such records. Purchasers acquiring units in the name of a nominee should determine in advance that such nominee plans to cooperate with the purchaser in exercising its rights to receive Loyalty units since such nominee may not have any legal obligation to assist the purchaser in this regard.

     To be entitled to receive loyalty units, a securityholder must hold units continuously for the required period, either through the purchaser's original nominee or directly in the purchaser's own name on the register of the Transfer Agent ("qualifying securityholder"). In the case of joint purchasers, the surviving qualifying securityholder will remain eligible to receive loyalty units. A qualifying securityholder will lose all rights to loyalty units in the event that we receive more than one certification on behalf of such securityholder. In the event a qualifying securityholder dies prior to the six months or one year from the date of this prospectus, the decedent qualifying securityholder's estate will be entitled to the loyalty units which the qualifying securityholder would have been entitled to receive, provided the decedent qualifying securityholder's estate complies with the other requirements applicable to purchasers of the units. The number of units which will qualify for loyalty units will be changed pro rata (ignoring fractions) if there is any recapitalization, consolidation, subdivision or other similar changes in our securities except for recapitalizations contemplated or disclosed by or in this Prospectus.

     Two blank forms for a qualifying securityholder's certification to us are included within the back front cover page of this Prospectus. A copy of said form must be postmarked and mailed not later than March [ ], 2001 and September [ ], 2001, respectively, to ProtoSource Corporation, 2300 Tulare Street, Suite 210, Fresno, California, 93721 in order for a qualifying securityholder to receive Loyalty units with regard to the six month and twelve month holding periods. Additional blank forms may be obtained directly from us by a written request made at our executive offices located at 2300 Tulare Street, Suite 210, Fresno, California, 93721. We are under no obligation to send any further notices to purchasers of units in this offering. INVESTORS WILL NOT BE ENTITLED TO RECEIVE LOYALTY UNITS UNLESS THEY TRANSMIT EXECUTED CERTIFICATION FORMS PRIOR TO THE CERTIFICATION DEADLINES PROVIDED ABOVE.

Other Warrants
--------------

     By a prospectus dated May 13, 1998, we sold 1,137,000 units of our securities at a price of $5.75 per unit. Each unit consisted of one share of common stock, no par value, and one class A common stock purchase warrant. Each class A warrant represents the right to purchase one share of common stock at an exercise price of $6.325 per share through May 13, 2003. The exercise price and the number of shares issuable upon exercise of the class A warrants will be adjusted upon the occurrence of certain events, including the issuance of common stock as a dividend on shares of common stock, subdivisions, reclassifications or combinations of the common stock or similar events. The class A warrants do not contain provisions protecting against dilution resulting from the sale of additional shares of common stock for less than the exercise price of the class A warrants or the current market price of our securities and do not entitle class A warrant holders to any voting or other rights as a shareholder until such class A warrants are exercised and common stock is issued.

     Class A warrants may be redeemed in whole or in part at our option after one year from the prospectus date, upon 30 days' notice and with the consent of Andrew, Alexander, Wise & Company, Inc., at a redemption price equal to $.10 per class A warrant if the closing price of our Common Stock on the Nasdaq SmallCap Market (or the Bulletin Board) is at least $8.625 per share for 20 consecutive trading days, ending not earlier than 15 days before the class A warrants are called for redemption.

     Holders of class A warrants may exercise their class A warrants for the purchase of shares of common stock only if a current prospectus relating to such shares is then in effect and only if such shares are qualified for sale, or deemed to be exempt from qualification under applicable state securities laws. We are required to use our best efforts to maintain a current prospectus relating to such shares of common stock at all times when the market price of the common stock exceeds the exercise price of the class A warrants until the expiration date of the class A warrants, although there can be no assurance that we will be able to do so.

     The shares of common stock issuable on exercise of the class A warrants will be, when issued in accordance with the class A warrants, duly and validly issued, fully paid and non-assessable. At all times that the class A warrants are outstanding, we will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding class A warrants.

     For the term of the class A warrants, the holders thereof are given the opportunity to profit from an increase in the per share market price of the our common stock, with a resulting dilution in the interest of all other stockholders. So long as the class A warrants are outstanding, the terms on which we could obtain additional capital may be adversely affected. The holders of the class A warrants might be expected to exercise the class A warrants at a time when we would, in all likelihood, be able to obtain additional capital by a new offering of securities on terms more favorable than those provided by the class A warrants.

Preferred Stock
---------------

     We are authorized to issue 5,000,000 shares of preferred stock, none of which is currently outstanding. The preferred stock may, without action by our stockholders, be issued by the Board of Directors from time to time in one or more series for such consideration and with such relative rights, privileges and preferences as the Board may determine. Accordingly, the Board has the power to fix the dividend rate and to establish the provisions, if any, relating to voting rights, redemption rates, sinking fund provisions, liquidation preferences and conversion rights for any series of preferred stock issued in the future.

Use of Preferred Stock As Anti-Takeover Device
----------------------------------------------

     It is not possible to state the actual effect of any authorization of preferred stock upon the rights of holders of common stock until the Board determines the specific rights of the holders of any other series of preferred stock. The Board's authority to issue preferred stock also provides a convenient vehicle in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock. Accordingly, the future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the stockholders and therefore, may be used as an "anti-takeover" device adversely affecting the holders of the common stock and depressing the value of the common stock. We have no current plans to issue any preferred stock.

Transfer Agent And Registrar
----------------------------

     Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, is our transfer agent and warrant agent.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Shares Outstanding and Freely Tradable After Offering. Upon completion of this offering, we will have approximately 4,670,586 shares of common stock outstanding. The 1,200,000 shares underlying the units to be sold by ProtoSource Corporation in this offering will be freely tradable without restriction or limitation under the Securities Act, except for any such shares held by "affiliates" of ProtoSource Corporation, as such term is defined under Rule 144 of the Securities Act, which shares will be subject to the resale limitations under Rule 144.

     Lock-up Agreements. In connection with our acquisition of MicroNet Services, Inc., dated as of November 1, 1999, we issued 74,870 shares of our common stock pursuant to a Stock Purchase Agreement. The parties to the Stock Purchase Agreement agreed not to sell, transfer, or otherwise dispose of any shares of our common stock owned by them for a 36 month period ending on November 1, 2002 (except that with respect to the shares owned by Denise & Stuart Rosenkrantz, $12,500 worth of shares may be sold per fiscal quarter) without our prior written consent. The shares may be released from this lock-up upon: (I) the common stock of the Purchaser closing at or above $15.00 per share for thirty (30) consecutive trading days on any Nasdaq Market; or (ii) our common stock trading 500,000 or more shares per week on average on any Nasdaq Market for thirty (30) consecutive trading days at a closing price not less than $10.00.

     In connection with a bridge financing of $1,500,000, we issued 240,000 shares of our common stock pursuant to Promissory Notes. The parties to the Promissory Notes agreed not to sell, transfer, or otherwise dispose of any shares of our common stock owned by them for a 12 month period from the effective date of this Prospectus without the prior written consent of Andrew, Alexander, Wise & Company, Inc.

     In connection with our acquisition of Suncoast Automation, Inc., dated as of August 22, 2000, we issued 1,303,072 shares of our common stock and reserved 1,000,000 shares of our common stock which can be earned out pursuant to a Stock Exchange Agreement. The parties to the Stock exchange Agreement agreed not to sell, transfer, or otherwise dispose of any shares of our common stock owned by them or acquired by them under the terms of the earnout provisions for a 36 month period ending on August 1, 2003 without our prior written consent. The shares may be released from this lock-up upon: (I) the common stock of the purchaser closing at or above $15.00 per share for twenty (20) consecutive trading days on any Nasdaq Market; (ii) the common stock of ProtoSource trading 500,000 or more shares per week on average on any Nasdaq Market for twenty (20) consecutive trading days at a closing price not less than $10.00; or (iii) we are sold for a market capitalization above $100,000,000 and the acquiring party shall not agree to honor the earnout provisions in the Stock Exchange Agreement.

     Rule 144. In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year, including an affiliate of us, would be entitled to sell, within any three-month period, that number of shares that does not exceed the greater of 1% of the then-outstanding shares of common stock (approximately 46,706 shares after this offering) or the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission, provided certain manner of sale and notice requirements and requirements as to the availability of current public information about us is satisfied. In addition, affiliates of ours must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock. As defined in Rule 144, an "affiliate" of an issuer is a person who, directly or indirectly, through the use of one or more intermediaries controls, or is controlled by, or is under common control with, such issuer. Under Rule 144(k), a holder of "restricted securities" who is not deemed an affiliate of the issuer and who has beneficially owned shares for at least two years would be entitled to sell shares under Rule 144(k) without regard to the limitations described above.

     Effect of Substantial Sales on Market Price of Common Stock. We are unable to estimate the number of shares that may be sold in the future by our existing shareholders or the effect, if any, that such sales will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock, or the prospect of such sales, could adversely affect the market price of the common stock.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, the underwriter named below has agreed to purchase from ProtoSource Corporation, and ProtoSource Corporation has agreed to sell to the underwriter, the number of units set forth opposite the underwriter's name below, excluding units set aside for options granted for over-allotments. Kashner Davidson Securities Corporation shall serve as the managing underwriter for the offering.

--------------------------------------------------------------------------------
UNDERWRITERS                                            NUMBER OF UNITS
--------------------------------------------------------------------------------

Kashner Davidson Securities Corporation...........          600,000
Total.............................................          600,000

--------------------------------------------------------------------------------

     Kashner Davidson Securities Corporation has agreed, subject to the terms and conditions of the underwriting agreement, to purchase from us all of the units offered hereby. Kashner Davidson Securities Corporation commenced business in 1969. The underwriter's principal business function is to act as a retail brokerage firm purchasing and selling the securities of publicly traded companies on behalf of its clients. There are no material relationships between our promoters and the underwriter.

     The managing underwriter has advised us that it proposes to offer the units purchased by it directly to the public at the public offering set forth on the cover page of this prospectus and to certain dealers at a price that represents a concession of $ ___ per unit. The managing underwriter is committed to purchasing and paying for all of the units if any units are taken. After the initial public offering of the units, the offering price and the selling terms may be changed in the sole discretion of the managing underwriter. The managing underwriter does not intend to sell any of our securities to accounts for which it exercises discretionary authority.

     We have also granted the managing underwriter an overallotment option, exercisable within 45 days from the date of this prospectus, to purchase from us up to 90,000 units solely to cover overallotments. The managing underwriter is otherwise under no obligation to exercise their overallotment option or purchase any units subject to the overallotment option.

     The managing underwriter shall purchase the units (including units subject to the overallotment option) from us at a price of $ per unit. In addition, we have agreed to pay the managing underwriter a 3% nonaccountable expense allowance on the aggregate initial public offering price of the units, including units subject to the overallotment option.

     We have agreed to issue the underwriter's warrants to the managing underwriter for a consideration of $10. The underwriter's warrants are exercisable at any time in the four-year period commencing one year from the date of this prospectus to purchase up to an aggregate of 60,000 units for $ ___ per unit in cash (120% of the offering price of the units) or on a cashless basis by exchanging the "value" of the existing underwriter's warrants (such "value" based upon the difference between the exercise price and the market price of the underwriter's warrants on the date of exercise). The units which may by purchased upon exercise of the underwriter's warrants will be identical to the units offered to the public, except that the redeemable common stock purchase warrants included in the underwriter's units will be exercisable to purchase shares of common stock at a purchase price equal to 120% of the effective public offering price for the common stock in this offering. The underwriter's warrants are not transferable for one year from the date of this prospectus except (i) to an underwriter or a partner or officer of an underwriter or (ii) by will or operation of law. During the term of the underwriter's warrants, the holder thereof is given the opportunity to profit from an increase in the per share market price of our securities. As long as the underwriter's warrants are outstanding, we may find it more difficult to raise additional equity capital. At any time at which the underwriter's warrants are likely to be exercised, we would probably be able to obtain additional equity capital on more favorable terms. If we file a registration statement relating to an equity offering under the provisions of the 1933 Act at any time during the five-year period following the date of this prospectus, the holders of the underwriter's warrants or underlying units will have the right, subject to certain conditions, to include in such registration statement, at our expense, all or part of the underlying units at the request of the holders. Additionally, we have agreed, for a period of five years commencing on the date of this prospectus, on demand of the holders of a majority of the underwriter's warrants or the units issued or issuable thereunder, to register the units underlying the underwriter's warrants one time at our expense. The registration of securities pursuant to the underwriter's warrants may result in substantial expense to us at a time when we may not be able to afford such expense and may impede future financing. The number of units covered by the underwriter's warrants and the exercise price are subject to adjustment under certain events to prevent dilution.

     In connection with the offering, the managing underwriter and selling group members (if any) and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the common stock and warrants. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid or purchase common stock or warrants for the purpose of stabilizing their market prices. The managing underwriter may also create a short position for the account of the managing underwriter by selling more securities in connection with the offering than it is committed to purchase from us and in such case may purchase securities in the open market following completion of the offering to cover all or a portion of such short overallotment option. Any of the transactions described in this paragraph may result in the maintenance of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

     In connection with the Offering, the Underwriter may also purchase and sell the common stock and warrants in the open market. These transactions may include overallotment and stabilizing transactions as described above, and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purposes of preventing or retarding a decline in the market price of the common stock and warrants; and syndicate short positions involve the sale by the underwriter of a greater number of shares of common stock or of warrants than they are required to purchase from us in the offering. The managing underwriter also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the common stock and warrants sold in the offering for their account may be reclaimed by the managing underwriter if such securities are repurchased by the managing underwriter in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common stock and warrants, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the Nasdaq SmallCap Market.

     We have agreed upon completion of the offering to retain the managing underwriter as financial consultants for a period of one year at a monthly fee of $5,000 (a total of $60,000), payable in full upon the closing of the offering. The consulting agreement will not require the managing underwriter to devote a specific amount of time to the performance of its duties thereunder.

     We have agreed to indemnify the managing underwriter against certain liabilities including liabilities under the Securities Act and to contribute in certain events to liabilities incurred by the managing underwriter in connection with the sale of the Units. In the opinion of the Commission, indemnification against liabilities under the Securities Act is against public policy and is therefore unenforceable.


                                  LEGAL MATTERS

     Certain legal matters in connection with the Offering will be passed upon for ProtoSource Corporation by Sichenzia, Ross & Friedman LLP, New York, New York. From time to time, Sichenzia, Ross & Friedman LLP has represented the underwriter in connection with other matters. Snow Becker Krauss P.C., New York, New York, has acted as counsel for the Underwriters in connection with the Offering.


                                     EXPERTS

     Our financial statements as of December 31, 1999 and for the years ended December 31, 1999 and 1998 have been included in this prospectus in reliance on the report of Angell & Deering, independent certified public accountants, as given upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     ProtoSource Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: Seven World Trade Center, New York, New York 10048, and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     ProtoSource Corporation has filed with the Commission, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                             PROTOSOURCE CORPORATION


                          INDEX TO FINANCIAL STATEMENTS



Financial Statements                                                       Page
--------------------                                                       ----

  Proforma Unaudited Combined Financial Statements of
    ProtoSource Corporation as of June 30, 2000 and for
    the six months ended June 30, 2000 and for the year
    ended December 31, 1999                                                 F-2

  Financial Statements of ProtoSource Corporation as of
    June 30, 2000 (Unaudited) and December 31, 1999 and
    for the six months ended June 30, 2000 and 1999
    (Unaudited) and for the years ended December 31,
    1999 and 1998                                                           F-7

  Financial Statements of Suncoast Automation, Inc. as
    of June 30, 2000 (Unaudited) and December 31, 1999
    and 1998 and for the six months ended June 30, 2000
    and 1999 (Unaudited) and for the years ended
    December 31, 1999 and 1998                                              F-25

                             PROTOSOURCE CORPORATION
               UNAUDITED PROFORMA COMBINED CONDENSED BALANCE SHEET
                                  JUNE 30, 2000


The following unaudited proforma combined balance sheet gives effect to the acquisition of Suncoast Automation, Inc. ("Suncoast") by ProtoSource Corporation ("Proto") in a transaction accounted for as a purchase. The proforma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated nor is it necessarily indicative of future operating results or financial position. The unaudited proforma balance sheet gives effect to the acquisition as if it had occurred on June 30, 2000. This proforma balance sheet should be read in conjunction with the accompanying notes and related historical financial statements and notes thereto of Proto and Suncoast.


                                                                            Proforma         Proforma
ASSETS                                         Proto         Suncoast      Adjustments       Combined
------                                         -----         --------      -----------       --------
Current Assets:
  Cash and cash equivalents                $    935,454    $    127,651    $       --      $  1,063,105
  Accounts receivable                           106,514          30,857            --           137,371
  Inventory                                        --            13,783            --            13,783
  Prepaid expenses and other                     10,140          27,838            --            37,978
  Note receivable                               500,000            --       (1)(500,000)           --
                                           ------------    ------------    ------------    ------------

     Total Current Assets                     1,552,108         200,129        (500,000)      1,252,237
                                           ------------    ------------    ------------    ------------

Property and Equipment, at cost:
  Equipment                                     979,613         657,647            --         1,637,260
  Furniture                                     147,533          44,818            --           192,351
  Leasehold improvements                          6,462            --              --             6,462
                                           ------------    ------------    ------------    ------------
                                              1,133,608         702,465            --         1,836,073
Less accumulated depreciation                  (919,558)        (56,523)      (1)56,523        (919,558)
                                           ------------    ------------    ------------    ------------

    Net Property and Equipment                  214,050         645,942          56,523         916,515
                                           ------------    ------------    ------------    ------------

Other Assets:
  Intangible assets, net of amortization      2,040,706            --      (1)8,189,618      10,230,324
  Investment in Corporation                   1,800,000            --              --         1,800,000
  Deposits                                       20,867            --              --            20,867
  Deferred offering costs                        35,000            --              --            35,000
                                           ------------    ------------    ------------    ------------

    Total Other Assets                        3,896,573            --         8,189,618      12,086,191
                                           ------------    ------------    ------------    ------------

    Total Assets                           $  5,662,731    $    846,071    $  7,746,141    $ 14,254,943
                                           ============    ============    ============    ============


                        The accompanying notes are an integral part of these
                     unaudited proforma combined condensed financial statements.

                                                 F-2


                                          PROTOSOURCE CORPORATION
                            UNAUDITED PROFORMA COMBINED CONDENSED BALANCE SHEET
                                               JUNE 30, 2000


                                                                                   Proforma         Proforma
LIABILITIES AND STOCKHOLDERS' EQUITY                  Proto         Suncoast      Adjustments       Combined
------------------------------------                  -----         --------      -----------       --------
Current Liabilities:
  Accounts payable - trade                        $      3,927    $    126,019    $       --      $    129,946
  Accrued expenses                                      43,116         203,721      (1)400,000         646,837
  Deferred revenue                                      23,206          15,299            --            38,505
  Notes payable                                           --           610,183     (1)(500,000)        110,183
  Current portion of long-term debt                  1,563,441            --              --         1,563,441
                                                  ------------    ------------    ------------    ------------

     Total Current Liabilities                       1,633,690         955,222        (100,000)      2,488,912
                                                  ------------    ------------    ------------    ------------

Long-Term Debt, net of current portion above            26,920            --              --            26,920
                                                  ------------    ------------    ------------    ------------

Commitments and Contingencies                             --              --              --              --

Stockholders' Equity:
  Preferred stock                                         --              --              --              --
  Common stock                                      13,150,885             119    (1)7,736,871      20,887,875
  Additional paid in capital                            28,158         781,147     (1)(781,147)         28,158
  Accumulated deficit                               (9,176,922)       (890,417)     (1)890,417      (9,176,922)
                                                  ------------    ------------    ------------    ------------

     Total Stockholders' Equity                      4,002,121        (109,151)      7,846,141      11,739,111
                                                  ------------    ------------    ------------    ------------

     Total Liabilities and Stockholders' Equity   $  5,662,731    $    846,071    $  7,746,141    $ 14,254,943
                                                  ============    ============    ============    ============






                           The accompanying notes are an integral part of these
                       unaudited proforma combined condensed financial statements.

                                                   F-3

                             PROTOSOURCE CORPORATION
          UNAUDITED PROFORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

The following unaudited proforma combined statement of operations and per share data gives effect to the acquisition of Suncoast by Proto in a transaction accounted for as a purchase. The proforma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated nor is it necessarily indicative of future operating results or financial position. The unaudited proforma statement of operations gives effect to the acquisition as if it had occurred on January 1, 2000. This proforma statement of operations should be read in conjunction with the accompanying notes and related historical financial statements and notes thereto of Proto and Suncoast.


                                                                      Proforma       Proforma
                                          Proto         Suncoast     Adjustments     Combined
                                          -----         --------     -----------     --------
Revenue                                $   751,145    $   102,253    $      --      $   853,398

Operating expenses                       1,345,201        397,985           --        1,743,186
                                                                      (2)634,515
Depreciation and amortization              504,626         49,542     (2)(49,542)     1,139,141
                                       -----------    -----------    -----------    -----------

       Income (Loss) From Operations    (1,098,682)      (345,274)      (584,973)    (2,028,929)
                                       -----------    -----------    -----------    -----------

Other Income (Expense):
  Interest expense                         (36,982)       (41,964)          --          (78,946)
  Interest income and other                 15,516         (6,873)          --            8,643
                                       -----------    -----------    -----------    -----------

       Total Other Income (Expense)        (21,466)       (48,837)          --          (70,303)
                                       -----------    -----------    -----------    -----------

       Net Income (Loss)               $(1,120,148)   $  (394,111)   $  (584,973)   $(2,099,232)
                                       ===========    ===========    ===========    ===========

Net Income (Loss) Per Basic and
  Diluted Share of Common Stock        $      (.56)                                 $      (.64)

Weighted Average Number of Basic and
  Diluted Common Shares Outstanding      2,002,381                                    3,305,453





                      The accompanying notes are an integral part of these
                   unaudited proforma combined condensed financial statements.

                                              F-4


                             PROTOSOURCE CORPORATION
          UNAUDITED PROFORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

The following unaudited proforma combined statement of operations and per share data gives effect to the acquisition of Suncoast by Proto in a transaction accounted for as a purchase. The proforma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated nor is it necessarily indicative of future operating results or financial position. The unaudited proforma statement of operations gives effect to the acquisition as if it had occurred on January 1, 1999. This proforma statement of operations should be read in conjunction with the accompanying notes and related historical financial statements and notes thereto of Proto and Suncoast.


                                                                        Proforma         Proforma
                                           Proto         Suncoast      Adjustments       Combined
                                           -----         --------      -----------       --------
Revenue                                $  1,125,225    $    164,535    $       --      $  1,289,760

Operating expenses                        2,348,141         546,013            --         2,894,154
                                                                       (2)1,200,954
Depreciation and amortization               218,077          31,008      (2)(31,008)      1,419,031
                                       ------------    ------------    ------------    ------------

       Income (Loss) From Operations     (1,440,993)       (412,486)     (1,169,946)     (3,023,425)
                                       ------------    ------------    ------------    ------------

Other Income (Expense):
  Interest expense                          (16,763)        (13,881)           --           (30,644)
  Interest income and other                 164,116          (4,452)           --           159,664
                                       ------------    ------------    ------------    ------------

       Total Other Income (Expense)         147,353         (18,333)           --           129,020
                                       ------------    ------------    ------------    ------------

       Net Income (Loss)               $ (1,293,640)   $   (430,819)   $ (1,169,946)   $ (2,894,405)
                                       ============    ============    ============    ============

Net Income (Loss) Per Basic and
  Diluted Share of Common Stock        $       (.72)                                   $       (.94)

Weighted Average Number of Basic and
  Diluted Common Shares Outstanding       1,789,453                                       3,092,525





                       The accompanying notes are an integral part of these
                    unaudited proforma combined condensed financial statements.

                                              F-5


                             PROTOSOURCE CORPORATION
                 NOTES TO UNAUDITED PROFORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS


1. Basis of Presentation
------------------------
     On August 22, 2000, Proto executed a Stock Exchange Agreement (the "Agreement") to purchase all of the outstanding common stock of Suncoast. The assets acquired consist of property and equipment, accounts receivable, subscriber base, intellectual property rights and various other assets. The purchase price was $7,736,990 consisting of 1,303,072 shares of the Company's common stock. The acquisition will be accounted for as a purchase. In addition, Proto shall deposit 1,000,000 shares of its common stock (the "Earnout Shares") with an Escrow Agent. The shares will be held for a maximum of twenty seven months from the date of the acquisition. The Earnout Shares may be earned by Suncoast's shareholders upon meeting certain subscriber and cash flow provisions over a twenty seven month period.

     The proforma combined condensed balance sheet gives effect to the acquisition of Suncoast in a transaction accounted for as a purchase. The transaction is reflected in the proforma balance sheet as if it occurred on June 30, 2000.

     The proforma combined condensed statement of operations gives effect to the acquisition of Suncoast in a transaction accounted for as a purchase. The transaction is reflected in the proforma statement of operations as if it occurred at the beginning of the period presented.

2. Proforma Net Income (Loss) Per Share of Common Stock
-------------------------------------------------------
     The proforma net income (loss) per share of common stock is based on the weighted average number of common shares outstanding after giving effect to the shares issued for the acquisition.

3. Proforma Adjustments
-----------------------
     Adjustments to present the proforma combined condensed financial statements are as follows:

     1. Record the acquisition of Suncoast for $7,736,990 in common stock of the Company. The Company also paid a finders fee of approximately $315,000 in connection with the acquisition and estimates legal expenses and other direct costs of the acquisition to be approximately $85,000 which are added to the cost of the assets acquired.

     2. Record amortization expense of goodwill and depreciation of property and equipment recorded in the acquisition. The goodwill is amortized over a seven year life. Also includes reversal of depreciation and amortization expense of Suncoast for the periods presented.

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
ProtoSource Corporation


We have audited the accompanying balance sheet of ProtoSource Corporation as of December 31, 1999 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ProtoSource Corporation as of December 31, 1999 and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles.



                                          /s/ Angell & Deering
                                          --------------------
                                          Angell & Deering
                                          Certified Public Accountants

Denver, Colorado
February 17, 2000, except for
Note 14 as to which the date
is February 22, 2000

                             PROTOSOURCE CORPORATION
                                 BALANCE SHEETS



                                     ASSETS
                                     ------
                                                       June 30,     December 31,
                                                         2000           1999
                                                     -----------    -----------
                                                     (Unaudited)
Current Assets:
  Cash and cash equivalents                          $   935,454    $   677,319
  Accounts receivable:
   Trade, net of allowance for doubtful
    accounts of $15,000 and $39,698                      106,514         97,752
   Employees                                                --            5,000
  Prepaid expenses                                        10,140         38,451
  Note receivable                                        500,000           --
                                                     -----------    -----------

        Total Current Assets                           1,552,108        818,522
                                                     -----------    -----------

Property and Equipment, at cost:
  Equipment                                              979,613        979,613
  Furniture                                              147,533        147,533
  Leasehold improvements                                   6,462          6,462
                                                     -----------    -----------
                                                       1,133,608      1,133,608
  Less accumulated depreciation and amortization        (919,558)      (846,439)
                                                     -----------    -----------

        Net Property and Equipment                       214,050        287,169
                                                     -----------    -----------

Other Assets:
  Goodwill, net of accumulated amortization
   of $110,022 and $32,020                               671,711        762,165
  Investment in corporation                            1,800,000      1,800,000
  Debt issuance costs, net of accumulated
   amortization of $353,505                            1,368,995           --
  Deposits                                                20,867         17,325
  Deferred offering costs                                 35,000           --
                                                     -----------    -----------

        Total Other Assets                             3,896,573      2,579,490
                                                     -----------    -----------

        Total Assets                                 $ 5,662,731    $ 3,685,181
                                                     ===========    ===========


                     The accompanying notes are an integral
                       part of these financial statements.


                             PROTOSOURCE CORPORATION
                                 BALANCE SHEETS



                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                       June 30,      December 31,
                                                         2000            1999
                                                     ------------    ------------
                                                     (Unaudited)
Current Liabilities:
  Accounts payable                                   $      3,927    $     96,639
  Accrued expenses:
    Payroll taxes and wages                                13,521          47,113
    Other                                                  29,595          49,750
  Deferred revenue                                         23,206           6,911
  Current portion of long-term debt                     1,563,441          63,441
                                                     ------------    ------------

        Total Current Liabilities                       1,633,690         263,854
                                                     ------------    ------------

Long-Term Debt, net of current portion above:
  Individuals and other                                 1,500,000            --
  Obligations under capital leases                         90,361          84,460
  Less current portion above                           (1,563,441)        (63,441)
                                                     ------------    ------------

        Total Long-Term Debt                               26,920          21,019
                                                     ------------    ------------

Commitments and contingencies                                --              --

Stockholders' Equity:
  Preferred stock, no par value; 5,000,000 shares
   authorized, none issued and outstanding                   --              --
  Common stock, no par value; 10,000,000 shares
   authorized, 2,175,395 and 1,879,332 shares
   issued and outstanding                              13,150,885      11,428,924
  Additional paid in capital                               28,158          28,158
  Accumulated deficit                                  (9,176,922)     (8,056,774)
                                                     ------------    ------------

        Total Stockholders' Equity                      4,002,121       3,400,308
                                                     ------------    ------------

        Total Liabilities and Stockholders' Equity   $  5,662,731    $  3,685,181
                                                     ============    ============


                     The accompanying notes are an integral
                       part of these financial statements.

                                       F-9

                                     PROTOSOURCE CORPORATION
                                    STATEMENTS OF OPERATIONS



                                       Six Months Ended June 30,       Year Ended December 31,
                                       --------------------------    ---------------------------
                                           2000           1999           1999           1998
                                           ----           ----           ----           ----
                                              (Unaudited)
Net Revenues:
 Internet service fees and other       $   751,145    $   522,687    $ 1,125,225    $   882,651
                                       -----------    -----------    -----------    -----------

    Total Revenues                         751,145        522,687      1,125,225        882,651
                                       -----------    -----------    -----------    -----------

Operating expenses:
 Selling, general and administrative     1,005,136        772,802      1,835,744        966,528
 Network lines                             340,065        168,495        494,897        342,042
 Depreciation and amortization             504,626         92,520        218,077        748,917
 Stock compensation expense                   --             --           17,500         10,658
                                       -----------    -----------    -----------    -----------

    Total Operating Expenses             1,849,827      1,033,817      2,566,218      2,068,145
                                       -----------    -----------    -----------    -----------

    Operating Loss                      (1,098,682)      (511,130)    (1,440,993)    (1,185,494)
                                       -----------    -----------    -----------    -----------

Other Income (Expense):
 Interest income                            15,516         60,528         91,866        127,760
 Interest expense                          (36,982)       (15,619)       (16,763)      (705,021)
 Rent and other income                        --          105,000         72,250         73,479
 Loss on disposal of assets                   --             --             --           (6,953)
                                       -----------    -----------    -----------    -----------

    Total Other Income (Expense)           (21,466)       149,909        147,353       (510,735)
                                       -----------    -----------    -----------    -----------

Income (Loss) Before
 Provision For Income Taxes             (1,120,148)      (361,221)    (1,293,640)    (1,696,229)

Provision for income taxes                    --             --             --             --
                                       -----------    -----------    -----------    -----------

Net Loss                               $(1,120,148)   $  (361,221)   $(1,293,640)   $(1,696,229)
                                       ===========    ===========    ===========    ===========

Net Loss Per Share of Common Stock:
  Basic                                $      (.56)   $      (.20)   $      (.72)   $     (1.24)
  Diluted                              $      (.56)   $      (.20)   $      (.72)   $     (1.24)

Weighted Average Number of
 Common Shares Outstanding:
  Basic                                  2,002,381      1,776,697      1,789,453      1,365,484
  Diluted                                2,002,381      1,776,697      1,789,453      1,365,484


                           The accompanying notes are an integral
                             part of these financial statements.

                                            F-10

                                       PROTOSOURCE CORPORATION
                            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                           FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND FOR
                             THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                   Common Stock              Additional
                                           -----------------------------      Paid In      Accumulated
                                              Shares           Amount         Capital        Deficit
                                           ------------     ------------    ------------   ------------

Balance at December 31, 1997                    665,333     $  5,590,455    $       --     $ (5,066,905)

Issuance of common stock and
 warrants in public offering
 (net of offering costs of $1,166,846)        1,137,000        5,370,904            --             --

Repurchase of common stock
 for cash                                       (15,112)         (77,165)           --             --

Issuance of fractional shares
 from 1997 stock splits                              79             --              --             --

Compensation from issuance of
 stock options to Directors                        --               --            10,658           --

Net loss                                           --               --              --       (1,696,229)
                                           ------------     ------------    ------------   ------------

Balance at December 31, 1998                  1,787,300       10,884,194          10,658     (6,763,134)

Issuance of common stock upon
 exercise of stock options                       28,334          106,252            --             --

Repurchase of common stock for cash             (15,112)         (91,522)           --             --

Compensation from issuance of
 stock options                                     --               --            17,500           --

Issuance of common stock in
 connection with acquisition                     78,810          530,000            --             --

Net loss                                           --               --              --       (1,293,640)
                                           ------------     ------------    ------------   ------------

Balance at December 31, 1999                  1,879,332       11,428,924          28,158     (8,056,774)

Issuance of common stock upon
 exercise of stock options (unaudited)           52,122          195,458            --             --

Issuance of common stock in
 connection with financing (unaudited)          240,000        1,500,000            --             --

Issuance of common stock in
 connection with acquisition (unaudited)          3,941           26,503            --             --

Net loss (unaudited)                               --               --              --       (1,120,148)
                                           ------------     ------------    ------------   ------------

Balance at June 30, 2000 (unaudited)          2,175,395     $ 13,150,885    $     28,158   $ (9,176,922)
                                           ============     ============    ============   ============


                               The accompanying notes are an integral
                                 part of these financial statements.

                                                F-11

                                         PROTOSOURCE CORPORATION
                                        STATEMENTS OF CASH FLOWS


                                                    Six Months Ended June 30,      Year Ended December 31,
                                                    --------------------------    --------------------------
                                                       2000            1999           1999           1998
                                                       ----            ----           ----           ----
                                                           (Unaudited)
Cash Flows From Operating Activities:
  Net loss                                         $(1,120,148)    $  (361,221)   $(1,293,640)   $(1,696,229)
  Adjustments to reconcile net loss to net cash
   (used) by operating activities:
    Depreciation and amortization                      504,626          92,520        218,077        748,917
    Provision for bad debts                               --              --           32,198        173,000
    Compensation from issuance of stock options           --              --           17,500         10,658
    Loss on termination of capital lease                  --              --             --            6,953
    Changes in operating assets and liabilities:
     Accounts receivable                                (8,762)        (48,374)       (75,851)       (31,609)
     Prepaid expenses and other assets                  28,311         (20,941)        57,807        (34,550)
     Accounts payable                                  (53,757)       (107,567)       (25,079)        25,611
     Accrued liabilities                               (53,747)         45,899         (2,689)       (14,665)
     Deferred revenue                                   16,295          (3,995)        (6,836)        13,747
                                                   -----------     -----------    -----------    -----------

Net Cash (Used) By Operating Activities               (687,182)       (403,679)    (1,078,513)      (798,167)
                                                   -----------     -----------    -----------    -----------

Cash Flows From Investing Activities:
  Purchase of property and equipment                      --           (28,957)       (63,793)       (54,082)
  Payment for termination of capital lease                --              --             --         (150,000)
  Increase in note receivable                         (500,000)           --             --          (24,999)
  Increase in employee receivables                       5,000            --           (5,000)          --
  Receipt of principal on note receivable                 --              --             --          250,817
  Deposits                                              (3,542)           --           (1,501)          --
  Investment in corporation                               --        (1,800,000)    (1,800,000)          --
  Cash paid for acquisition                               --              --         (203,985)          --
                                                   -----------     -----------    -----------    -----------

Net Cash Provided (Used) By Investing Activities      (498,542)     (1,828,957)    (2,074,279)        21,736
                                                   -----------     -----------    -----------    -----------

Cash Flows From Financing Activities:
  Proceeds from borrowing                            1,541,028            --             --             --
  Payments on notes payable                            (35,127)        (31,667)       (70,503)      (828,095)
  Issuance of common stock                             195,458            --          106,252      6,537,750
  Offering costs incurred                              (35,000)           --             --       (1,068,323)
  Purchase of common stock                                --           (91,522)       (91,522)       (77,165)
  Debt issuance costs incurred                        (222,500)           --             --             --
                                                   -----------     -----------    -----------    -----------

Net Cash Provided (Used) By Financing Activities     1,443,859        (123,189)       (55,773)     4,564,167
                                                   -----------     -----------    -----------    -----------


                                 The accompanying notes are an integral
                                  part of these financial statements.

                                                  F-12


                                    PROTOSOURCE CORPORATION
                                   STATEMENTS OF CASH FLOWS


                                        Six Months Ended June 30,     Year Ended December 31,
                                        -------------------------    --------------------------
                                            2000          1999           1999           1998
                                            ----          ----           ----           ----
                                               (Unaudited)
Net Increase (Decrease) in Cash
 and Cash Equivalents                   $   258,135   $(2,355,825)   $(3,208,565)   $ 3,787,736

Cash and Cash Equivalents at
 Beginning of Period                        677,319     3,885,884      3,885,884         98,148
                                        -----------   -----------    -----------    -----------

Cash and Cash Equivalents at
 End of Period                          $   935,454   $ 1,530,059    $   677,319    $ 3,885,884
                                        ===========   ===========    ===========    ===========

Supplemental Disclosure of Cash
 Flow Information:
   Cash paid during the period for:
    Interest                            $     7,387   $    15,619    $    16,763    $   222,737
    Income taxes                               --            --             --            1,600

 Supplemental Disclosure of Noncash
  Investing and Financing Activities:
   Acquisition of equipment under
    capital leases                      $      --     $      --      $      --      $    80,515
   Issuance of common stock in
    connection with acquisition              26,503          --          530,000           --
   Issuance of common stock in
    connection with financing             1,500,000          --             --             --




                            The accompanying notes are an integral
                             part of these financial statements.

                                             F-13

                             PROTOSOURCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


1. Summary of Significant Accounting Policies
   ------------------------------------------
      Description of Business
      -----------------------
         ProtoSource Corporation, formerly SHR Corporation, doing business as Software Solutions Company (the "Company"), was incorporated on July 1, 1988, under the laws of the state of California. The Company is an Internet service provider.

      Unaudited Interim Financial Statements
      --------------------------------------
         The financial statements as of June 30, 2000 and for the six months ended June 30, 2000 and 1999 are unaudited, however, in the opinion of management of the Company, all adjustments (consisting solely of normal recurring adjustments) necessary to a fair presentation of the financial statements for the interim periods have been made.

      Revenue Recognition
      -------------------
         Revenue from the Internet operations is recognized over the period the services are provided. Deferred revenue consists primarily of monthly subscription fees billed in advance. Advance payments for web development services received prior to completion of the services performed are also recorded as deferred revenue until the services are completed.

      Cash and Cash Equivalents
      -------------------------
         For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

      Property and Equipment
      ----------------------
         Depreciation and amortization of equipment, furniture and leasehold improvements are computed using the straight-line method over estimated useful lives of three to seven years. Assets held under capital lease obligations, are amortized using the straight-line method over the shorter of the useful lives of the assets or the term of the lease. Depreciation of property and equipment charged to operations was $190,896 and $220,168 for the years ended December 31, 1999 and 1998, respectively.

      Amortization
      ------------
         Goodwill is being amortized using the straight-line method over an estimated useful life of 5 to 15 years.

         Debt issuance costs are being amortized using the straight-line method over the fifteen month term of the loans.

      Investment
      ----------
         The Company's investment is in a privately-held corporation which represents less than a ten percent ownership interest in the corporation. The Company's investment in the corporation is recorded using the cost method of accounting.

      Stock-Based Compensation
      ------------------------
         The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". The Company will continue to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees". See Note 8 for pro forma disclosures of net income and

                             PROTOSOURCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


1. Summary of Significant Accounting Policies (Continued)
   ------------------------------------------------------
      Stock-Based Compensation (Continued)
      ------------------------------------
         earnings per share as if the fair value-based method prescribed by SFAS No. 123 had been applied in measuring compensation expense.

      Long-Lived Assets
      -----------------
         In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the Company reviews for the impairment of long-lived assets, certain identifiable intangibles, and associated goodwill, whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss would be recognized when the estimated future cash flows is less than the carrying amount of the asset. No impairment losses have been identified by the Company.

      Advertising
      -----------
         The Company advertises primarily through radio, television and print media. The Company's policy is to expense advertising costs, including productions costs, as incurred. Advertising expense was $123,841 and $29,820 for the years ended December 31, 1999 and 1998, respectively.

      Income Taxes
      ------------
         Deferred income taxes are provided for temporary differences between the financial reporting and tax basis of assets and liabilities using enacted tax laws and rates for the years when the differences are expected to reverse.

      Net Income (Loss) Per Share of Common Stock
      -------------------------------------------
         The Company adopted SFAS No. 128, "Earnings Per Share", which specifies the method of computation, presentation and disclosure for earnings per share. SFAS No. 128 requires the presentation of two earnings per share amounts, basic and diluted.

         Basic earnings per share is calculated using the average number of common shares outstanding. Diluted earnings per share is computed on the basis of the average number of common shares outstanding plus the dilutive effect of outstanding stock options using the "treasury stock" method.

         The basic and diluted earnings per share are the same since the Company had a net loss for 1999 and 1998 and the inclusion of stock options and other incremental shares would be antidilutive. Options and warrants to purchase 1,823,000 and 1,673,333 shares of common stock at December 1999 and 1998, respectively were not included in the computation of diluted earnings per share because the Company had a net loss and their effect would be antidilutive.

      Estimates
      ---------
         The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             PROTOSOURCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


1. Summary of Significant Accounting Policies (Continued)
   ------------------------------------------------------
      Reclassifications
      -----------------
         Certain prior period amounts have been reclassified to conform with the current period presentation.

2. Long-Term Debt
   --------------
      Obligations Under Capital Leases
      --------------------------------
         Long-term debt consists of the following:

         15.4% to 23.0% installment notes due in 2000
         to 2001, collateralized by equipment.                         $ 84,460
                                                                       --------

            Total Long-Term Debt                                         84,460
            Less current portion of long-term debt                      (63,441)
                                                                       --------

            Long-Term Debt                                             $ 21,019
                                                                       ========

         Installments due on debt principal, including the capital leases, at December 31, 1999 are as follows:

         Year Ending
         December 31,
         ------------
            2000                                                        $63,441
            2001                                                         21,019
                                                                         ------

           Total                                                        $84,460
                                                                        =======

3. Income Taxes
   ------------
         The components of the provision for income taxes are as follows:

                                                                 1999      1998
                                                                 ----      ----
         Current:
            Federal                                             $ --      $ --
            State                                                 --        --
                                                                ------    ------
               Total                                              --        --
                                                                ------    ------

         Deferred:
            Federal                                               --        --
            State                                                 --        --
                                                                ------    ------
               Total                                              --        --
                                                                ------    ------

         Total Provision For Income Taxes                       $ --      $ --
                                                                ======    ======

         The provision for income taxes reconciles to the amount computed by applying the federal statutory rate to income before the provision for income taxes as follows:
                                                                  1999     1998
                                                                  ----     ----
         Federal statutory rate                                   (25)%    (25)%
         State franchise taxes,
           net of federal benefits                                 (4)      (4)
         Valuation allowance                                       29       29
                                                                  -----    -----

             Total                                                  --%      --%
                                                                  =====    =====

                             PROTOSOURCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


3. Income Taxes (Continued)
   ------------------------

         Significant components of deferred income taxes as of December 31, 1999 are as follows:

         Net operating loss carryforward                            $ 2,291,200
         Vacation accrual                                                 4,100
         Allowance for bad debts                                         13,600
         Amortization of goodwill                                         5,900
         Stock option compensation                                        6,000
                                                                    -----------

         Total Deferred Tax Asset                                     2,320,800
                                                                    -----------

         Accelerated depreciation                                       (17,300)
                                                                    -----------

         Total Deferred Tax Liability                                   (17,300)
         Less valuation allowance                                    (2,303,500)
                                                                    -----------

         Net Deferred Tax Asset                                     $      --
                                                                    ===========

         The Company has assessed its past earnings history and trends, budgeted sales, and expiration dates of carryforwards and has determined that it is more likely than not that no deferred tax assets will be realized. The valuation allowance of $2,303,500 is maintained on deferred tax assets which the Company has not determined to be more likely than not realizable at this time. The net change in the valuation allowance for deferred tax assets was an increase of $356,200. The Company will continue to review this valuation on a quarterly basis and make adjustments as appropriate.

         At December 31, 1999, the Company had federal and state net operating loss carryforwards of approximately $8,000,000 and $3,800,000, respectively. Such carryforwards expire in the years 2007 through 2019 and 2000 through 2004 for federal and state purposes, respectively.

4. Stockholders' Equity
   --------------------
      Public Stock Offering
      ---------------------
         The closing for the Company's secondary offering occurred on May 20, 1998. The Company sold 1,137,000 units of the Company's securities at $5.75 per unit and paid the Underwriter a 10% commission and a 3% non-accountable expense allowance. Each unit consisted of one share of the Company's common stock and one redeemable common stock purchase warrant. Each warrant is exercisable to purchase one share of common stock at $6.33 per share until May 13, 2003 and may be redeemed by the Company anytime after May 13, 1999 if the closing price of the Company's common stock is at least $8.63 per share for 20 consecutive trading days.

         In connection with the offering, the Company issued the Underwriter a warrant, for $10, to purchase up to 105,000 units which are exercisable at $9.49 per unit (equal to 165% of the public offering price of the Units). The Underwriter's warrant is exercisable through May 13, 2003. The units subject to the Underwriter's warrant are identical to the units sold to the public. The Company has also retained the Underwriter as a financial consultant for a period of one year at a monthly fee of $5,000 (a total of $60,000) which was paid in full upon completion of the Offering. In May 1999, the consulting agreement was extended for an additional two years at $5,000 per month through May 2001.

                             PROTOSOURCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


5. Preferred Stock
   ---------------
         The authorized preferred stock of the Company consists of 5,000,000 shares, no par value. The preferred stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors of the Company may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters as may be determined by the Board of Directors, including without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any), and voting rights. Unless the nature of a particular transaction and applicable statutes require approval, the Board of Directors has the authority to issue these shares without shareholder approval.

6. Stock Options and Warrants
   --------------------------
      Incentive Stock Option Plan
      ---------------------------
         In November 1994, the Company's Board of Directors authorized and the shareholders approved, a stock option plan which provides for the grant of incentive and nonqualified options to eligible officers and key employees of the Company to purchase up to 150,000 shares of the Company's common stock. The purchase price of such shares shall be at least equal to the fair market value at the date of grant. Such options vest at the discretion of the Board of Directors. The stock option plan expires in 2004. Under the Company's stock option plan, outstanding options vest over three years from the grant date and are generally for a six year term.

         The following table contains information on the stock options under the Company's plan for the years ended December 31, 1998 and 1999. The outstanding agreements expire from May 2004 to November 2005.

                                                    Number of   Weighted Average
                                                     Shares      Exercise Price
                                                     ------      --------------
         Options outstanding at December 31, 1997      --             $ --
           Granted                                   56,750            5.75
           Exercised                                   --               --
           Cancelled                                 (2,750)           5.75
                                                    -------           -----

         Options outstanding at December 31, 1998    54,000            5.75
           Granted                                   78,500            6.71
           Exercised                                   --               --
           Cancelled                                (16,500)           5.75
                                                    -------           -----

         Options outstanding at December 31, 1999   116,000           $6.67
                                                    =======           =====

      1999 Executive Officers Stock Option Plan
      -----------------------------------------
         In May 1999, the Company's Board of Directors authorized a stock option plan which provides for the grant of incentive and nonqualified options to eligible officers and directors of the Company to purchase up to 150,000 shares of the Company's common stock. The purchase price of such shares shall be at least equal to the fair market value at the date of grant. Such options vest at the discretion of the Board of Directors. The stock option plan expires in 2009. Under the Company's stock option plan, options are generally for a six year term. The Company had previously granted options to its Chief Executive Officer in 1996 which were added to this stock option plan in May 1999 and are reflected as outstanding at December 31, 1998 in the table below.

                             PROTOSOURCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


6. Stock Options and Warrants (Continued)
   --------------------------------------
      1999 Executive Officers Stock Option Plan (Continued)
      -----------------------------------------------------
         The following table contains information on the stock options under the Company's plan for the year ended December 31, 1999. The outstanding agreements expire from October 2001 to November 2005.

                                                    Number of   Weighted Average
                                                     Shares      Exercise Price
                                                     ------      --------------
         Options outstanding at December 31, 1998    36,667          $3.75
           Granted                                  100,000           6.88
           Exercised                                   --              --
           Cancelled                                   --              --
                                                    -------          -----

         Options outstanding at December 31, 1999   136,667          $6.04
                                                    =======          =====

      Financing Warrants
      ------------------
         As a part of a restructuring of its operations in 1996, the Company granted an Underwriter and a financial consulting firm warrants to purchase common stock. The warrants are exercisable at $3.75 per share for a four year period through October 31, 2001. In 1999 28,334 warrants were exercised and as of December 31, 1999, 158,333 warrants are outstanding.

      Severance Warrants
      ------------------
         The Company issued 20,000 warrants to a former officer in connection with termination of his employment. The warrants are exercisable at anytime after January 31, 2000 at $6.00 per share until November 2004.

      Board of Directors Options
      --------------------------
         The Company issued 45,000 stock options to its three Non-Employee Directors in October 1998. The options vest over a three year period and are exercisable at $6.00 per share and the options are for a five year term.

      Warrants From Secondary Offering
      --------------------------------
         The Company issued warrants in connection with a secondary offering of its common stock (Note 4).

7. Commitments and Contingencies
   -----------------------------
       Leases
       ------
         The Company leases certain computer equipment and furniture and fixtures under noncancellable capital leases. The Company leases its facilities and certain computer equipment under noncancellable operating leases. The Company's facilities lease contains a five year renewal option.

         The following is a schedule of future minimum lease payments at December 31, 1999 under the Company's capital leases (together with the present value of minimum lease payments) and operating leases that have initial or remaining noncancellable lease terms in excess of one year:

                             PROTOSOURCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


7. Commitments and Contingencies (Continued)
   -----------------------------------------
       Leases (Continued)
       ------------------

         Year Ending                              Capital   Operating
         December 31,                              Leases    Leases      Total
         ------------                              ------    ------      -----
            2000                                 $ 73,678   $ 54,918   $128,596
            2001                                   22,375     56,016     78,391
            2002                                     --       23,340     23,340
                                                 --------   --------   --------

         Total Minimum Lease
          Payments                                 96,053   $134,274   $230,327
                                                            ========   ========

         Less amount representing interest        (11,593)
                                                 --------

         Present Value of Net Minimum
          Lease Payments                         $ 84,460
                                                 ========

         Rent expense amounted to approximately $72,081 and $62,703 for the years ended December 31, 1999 and 1998, respectively.

         Leased equipment under capital leases as of December 31, 1999 is as follows:

         Equipment                                                    $ 188,738
         Less accumulated amortization                                 (125,924)
                                                                      ---------

         Net Property and Equipment Under Capital Lease               $  62,814
                                                                      =========

8. Stock-Based Compensation Plans
   ------------------------------
         In accordance with the provisions of SFAS No. 123, the Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans other than for options granted to non-employees. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under these plans consistent with the methodology prescribed by SFAS No. 123, the Company's net income and earnings per share would be reduced to the following pro forma amounts:

                                                        1999            1998
                                                        ----            ----
         Net Loss:
           As reported                              $(1,293,640)    $(1,696,229)
           Pro forma                                $(1,388,153)    $(1,732,742)

         Net Loss Per Share of Common Stock:
           As reported                              $      (.72)    $     (1.24)
           Pro forma                                $      (.78)    $     (1.27)

         These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions for the years ended December 31, 1999 and 1998:

                             PROTOSOURCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


8. Stock-Based Compensation Plans (Continued)
   ------------------------------------------
                                                           1999           1998
                                                           ----           ----
         Risk free interest rate                            5.99%         5.28%
         Expected life                                  5.0 years     5.0 years
         Expected volatility                               38.18%        41.25%
         Expected dividend yield                               0%            0%

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in subjective input assumptions can materially affect the fair value estimates, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock-based compensation plans.

         The weighted average fair value price of options granted in 1999 and 1998 was $2.92 and $2.48, respectively.

         The following table summarizes information about the Company's stock-based compensation plans outstanding at December 31, 1999:

                                Options Outstanding         Options Exercisable
                       -----------------------------------  --------------------

                                      Weighted
                                      Average     Weighted              Weighted
          Range of                   Remaining    Average               Average
          Exercise        Number     Contractual  Exercise    Number    Exercise
           Prices      Outstanding   Life-Years    Price    Exercisable   Price
           ------      -----------   ----------    -----    -----------   -----
         $3.75 - 5.50     36,667        1.84       $3.75      36,667      $3.75
         $5.75 - 7.00    216,000        5.59       $6.62      12,500      $5.75
         ------------    -------        ----       -----      ------      -----

         $3.75 - 7.00    252,667        5.05       $6.20      49,167      $4.26
         ============    =======        ====       =====      ======      =====


      Compensation Expense
      --------------------
         The Company recorded compensation expense of $17,500 and $10,658 for the years ended December 31, 1999 and 1998, respectively, for the value of certain options granted to officers and Directors of the Company. The valuation of the options and warrants granted to employees is based on the difference between the exercise price and the market value of the stock on the measurement date. The valuation of the options granted to non-employees is estimated using the Black-Scholes option pricing model.

9. Concentration of Credit Risk
   ----------------------------
         Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and accounts receivable. The Company places its cash equivalents and short term investments with high credit quality financial institutions and limits its credit exposure with any one financial institution. The Company provides credit, in the normal course of business, to a large number of companies in the Internet services industry. The Company's accounts receivable are due from customers located in California and throughout the United States. The Company performs periodic credit evaluations of its customers'

                             PROTOSOURCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


9. Concentration of Credit Risk (Continued)
   ----------------------------------------
         financial condition and generally requires no collateral. The Company maintains reserves for potential credit losses, and such losses have not exceeded management's expectations.

10. Employee Benefit Plan
-------------------------
         Effective May 29, 1997, the Company adopted a 401(K) savings plan for employees who are not covered by any collective bargaining agreement, have attained age 21 and have completed one year of service. Employee and Company matching contributions are discretionary. The Company made matching contributions of $2,364 and $3,070 for the years ended December 31, 1999 and 1998, respectively. Company contributions vest as follows:

                       Years of Service         Percent Vested
                       ----------------         --------------
                              1                       33%
                              2                       66%
                              3                      100%

11. Acquisition
---------------
         On October 28, 1999, the Company purchased the Internet subscriber base and Web hosting subscriber base from MicroNet Services, Inc. ("MicroNet"), a New Haven, Connecticut based Internet service provider. The Company paid cash of $132,500 and issued 78,810 shares of the Company's common stock valued at $530,000. The Company also incurred an additional $38,955 in cash and common stock which is payable in 2000 for certain post-closing adjustments which was accrued in 1999. The Company also incurred legal, accounting, finders fees and other direct costs related to the acquisition of approximately $71,485. The acquisition was accounted for using the purchase method of accounting. Results of the acquired entity are included in the Company's operations commencing on the acquisition date.

         The following presents the unaudited proforma results of operations as if the acquisition of MicroNet occurred on January 1 of each year. The proforma information does not purport to be indicative of the results that actually would have been obtained if the operations had been combined during the years presented and is not intended to be a projection of future results.

                                                         1999           1998
                                                         ----           ----
                                                      (Unaudited)   (Unaudited)
           Net sales                                  $ 1,966,563   $ 1,795,788
           Net income (loss)                           (1,363,349)   (2,026,020)
           Net income (loss) per share of common stock       (.73)        (1.40)

12. Fair Value of Financial Instruments
---------------------------------------
         Disclosures about Fair Value of Financial Instruments for the Company's financial instruments are presented in the table below. These calculations are subjective in nature and involve uncertainties and significant matters of judgment and do not include income tax considerations. Therefore, the results cannot be determined with precision and cannot be substantiated by comparison to independent market values and may not be realized in actual sale or settlement of the instruments. There may be inherent weaknesses in any calculation technique, and changes in the underlying assumptions used could significantly affect the results. The following table presents a summary of the Company's financial instruments as of December 31, 1999:

                             PROTOSOURCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


12. Fair Value of Financial Instruments (Continued)
---------------------------------------------------

                                                                1999
                                                      --------------------------
                                                      Carrying        Estimated
                                                       Amount         Fair Value
                                                       ------         ----------
         Financial Assets:
           Cash and cash equivalents                  $677,319         $677,319

         Financial Liabilities:
           Long-term debt                               84,460           84,460

         The carrying amounts for cash and cash equivalents, receivables, accounts payable and accrued expenses approximate fair value because of the short maturities of these instruments. The fair value of long-term debt, including the current portion, approximates fair value because of the market rate of interest on the long-term debt and the interest rate implicit in the obligations under capital leases.

13. Proposed Acquisition
------------------------
         In December 1999, the Company entered into a nonbinding letter of intent to acquire certain assets of Innovative Software Designs, Inc. ("Innovative"), an Internet service provider in Minnesota. Innovative has filed for protection from creditors pursuant to chapter eleven of the United States Bankruptcy Code. The Company will acquire Innovative's subscriber base and certain intangible assets for an aggregate purchase price of approximately $2,600,000 plus 50% of Innovative's gross revenues for a period of 90 days following the closing date. $1.6 million of the purchase price shall be paid in cash and $1 million will be paid in shares of the Company's stock at the thirty day average of the closing price of the common stock prior to closing.

14. Proposed Public Stock Offering
----------------------------------
         On February 22, 2000, the Company executed a letter of intent with an Underwriter to offer 800,000 shares of the Company's common stock at approximately $6.25 per share on a firm commitment basis. The Company will also grant the Underwriter an option to purchase an additional 120,000 shares from the Company to cover over-allotments for a period of forty-five days from the effective date of the Registration Statement.

         The Company will pay the Underwriter a commission equal to ten percent of the gross proceeds of the offering and a non-accountable expense allowance equal to three percent of the gross proceeds of the offering. In connection with the offering, the Company has agreed to issue the Underwriter a warrant, for $10, to purchase up to 80,000 shares of common stock. The Underwriter's warrant is exercisable for a period of four years beginning one year from the effective date of the Registration Statement. The exercise price of the Underwriter's warrant shall be an amount equal to 120% of the price of the shares sold to the public. There can be no assurance that the Offering will be successfully completed.

         The Underwriter has also agreed to act as placement agent for a minimum $1,000,000 bridge financing on a best efforts basis prior to the public offering described above. The bridge financing is to be in the form of units which would contain promissory notes with interest at 10% to 12%. In addition, each $25,000 unit would contain such number of shares of the Company's common stock equal to $25,000 divided by the closing stock price on the closing date for the bridge financing. The

                             PROTOSOURCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


14. Proposed Public Stock Offering (Continued)
----------------------------------------------
         promissory notes will be due at the closing of the above public offering or one year from the date of issuance, whichever occurs first. The Underwriter will be paid a 10% commission and a 3% nonaccountable expense allowance and warrants to purchase up to 10% of the common stock issuable as part of the units at an exercise price equal to 120% of the closing price of the common stock on the day prior to closing.

15. Subsequent Events (Unaudited)
    -----------------------------
      Proposed Acquisitions
      ---------------------
         In May 2000, the Company terminated its letter of intent to purchase Innovative.

         On August 22, 2000, the Company acquired all of the outstanding common stock of Suncoast Automation, Inc. ("Suncoast") in exchange for 1,303,072 shares of the Company's common stock. The Company also paid a finders fee of $315,000 in connection with the acquisition and estimates legal expenses and other direct costs of the acquisition to be approximately $85,000. The acquisition will be accounted for as a purchase. In addition, the Company will deposit 1,000,000 shares of its common stock (the "Earnout Shares") with an Escrow Agent. The shares will be held for a maximum of twenty seven months from the date of acquisition. The Earnout Shares may be earned by Suncoast's shareholders upon meeting certain subscriber and cash flow provisions over a twenty seven month period.

      Bridge Loan Financing
      ---------------------
         The Company completed a private placement of $1,500,000 of bridge loan financing in May 2000. The bridge financing was in the form of units containing promissory notes with interest at 10%. In addition, each $25,000 unit consisted of 4,000 shares of the Company's common stock. The promissory notes are due at the closing of the public offering described below, or one year from the date of issuance, whichever occurs first.

      Proposed Public Stock Offering
      ------------------------------
         The Company entered into a new letter of intent with an Underwriter to offer 600,000 units of the Company's securities at approximately $12.00 to $15.00 per unit on a firm commitment basis. Each unit consists of two shares of common stock and one class B common stock purchase warrant. The Company will also grant the Underwriter an option to purchase an additional 90,000 units from the Company to cover over-allotments for a period of forty-five days from the effective date of the Registration Statement.

         The Company will pay the Underwriter a commission equal to ten percent of the gross proceeds of the offering and a non-accountable expense allowance equal to three percent of the gross proceeds of the offering. In connection with the offering, the Company has agreed to issue the Underwriter a warrant, for $10, to purchase up to 60,000 units of the Company's securities. The Underwriter's warrant is exercisable for a period of four years beginning one year from the effective date of the Registration Statement. The exercise price of the Underwriter's warrant shall be an amount equal to 120% of the price of the units sold to the public. There can be no assurance that the Offering will be successfully completed.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





The Stockholders
Suncoast Automation, Inc.
Oldsmar, Florida


We have audited the accompanying balance sheets of Suncoast Automation, Inc. as of December 31, 1999 and 1998 and the related statements of operations, changes in stockholders' deficit, and cash flows for the year ended December 31, 1999 and the period from inception through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Suncoast Automation, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year and period then ended, in conformity with generally accepted accounting principles.


/s/ Cherry, Bekaert & Holland, L.L.P.


St. Petersburg, Florida
May 26, 2000, except Notes 5 and 12
  which are dated August 14, 2000


                                   SUNCOAST AUTOMATION, INC.

                                        Balance Sheets

                                                                                December 31,
                                                             June 30,     ----------------------
                                                               2000          1999         1998
                                                             ---------    ---------    ---------
                                                            (unaudited)
Current assets
    Cash                                                     $ 127,651    $   9,541    $     102
    Accounts receivable                                         30,857       62,805         --
    Inventory                                                   13,783       13,783         --
    Prepaid expenses                                            27,838       17,768         --
                                                             ---------    ---------    ---------
           Total current assets                                200,129      103,897          102
                                                             ---------    ---------    ---------

Property and equipment - net                                   645,942      385,247        1,652

Intangible assets - net                                           --         12,035         --
                                                             ---------    ---------    ---------

           Total assets                                      $ 846,071    $ 501,179    $   1,754
                                                             =========    =========    =========


                             Liabilities and Stockholders' Deficit

Current liabilities
    Accounts payable                                         $ 126,019    $ 113,749    $  33,222
    Accrued payroll                                            196,221       76,760         --
    Deferred revenue                                            15,299         --           --
    Accrued interest                                             7,500       24,881         --
    Notes payable                                              550,000      715,000         --
    Stockholder note payable                                    60,183       60,183         --
                                                             ---------    ---------    ---------
           Total current liabilities                           955,222      990,573       33,222

Committments and contingencies                                    --           --           --

Stockholders' deficit
    Preferred stock                                               --           --           --
    Common stock                                                   119          100           85
    Paid in capital                                            781,147        6,812         --
    Accumulated deficit                                       (890,417)    (496,306)     (31,553)
                                                             ---------    ---------    ---------
           Total stockholders' deficit                        (109,151)    (489,394)     (31,468)
                                                             ---------    ---------    ---------

           Total liabilities and
             stockholders' deficit                           $ 846,071    $ 501,179    $   1,754
                                                             =========    =========    =========


                               See notes to financial statements

                                              F-26

                                    SUNCOAST AUTOMATION, INC.

                                     Statements of Operations


                                                                      For the period from inception through
                                           For the six-month periods       December 31, 1998 and for the
                                                ended June 30,             year ended December 31, 1999
                                           -------------------------       ----------------------------
                                             2000            1999             1999             1998
                                           ---------       ---------        ---------       ---------
                                          (unaudited)     (unaudited)
Revenue
    Sales                                  $ 102,253       $  44,841        $ 164,535       $  16,203

Less cost of goods sold                       83,258           1,307           65,236          26,399
                                           ---------       ---------        ---------       ---------

           Gross profit (loss)                18,995          43,534           99,299         (10,196)

Operating expenses
    Selling, general and
      administrative expenses                364,269          80,426          511,785          17,019
                                           ---------       ---------        ---------       ---------


             Loss from operations           (345,274)        (36,892)        (412,486)        (27,215)
                                           ---------       ---------        ---------       ---------

Other income (expense)
    Interest income                            2,423            --              3,718            --
    Interest expense                         (41,964)           --            (13,881)           --
    Other expense                             (9,296)           --             (8,170)           --
                                           ---------       ---------        ---------       ---------

           Total other
           income (expense)                  (48,837)           --            (18,333)           --
                                           ---------       ---------        ---------       ---------

           Net loss                        $(394,111)      $ (36,892)       $(430,819)      $ (27,215)
                                           =========       =========        =========       =========


                                 See notes to financial statements

                                               F-27


                                               SUNCOAST AUTOMATION, INC.

                                    Statements of Changes in Stockholders' Deficit


                                         Preferred stock          Common stock
                                     ----------------------   ----------------------     Paid in  Accumulated
                                        Shares     Amount      Shares       Amount       Capital    Deficit       Total
                                      ---------   ---------   ---------    ---------    ---------   ---------    ---------

Beginning balances                         --     $    --          --      $    --      $    --     $    --      $    --

Issuance of common stock                   --          --        85,000           85         --          --             85

Net income (loss) from inception
through December 31, 1998                  --          --          --           --           --       (27,215)     (27,215)

Distributions in 1998                      --          --          --           --           --        (4,338)      (4,338)
                                      ---------   ---------   ---------    ---------    ---------   ---------    ---------

Balances, December 31, 1998                --          --        85,000           85         --       (31,553)     (31,468)

Exchange of common stock                   --          --       (85,000)         (85)        --          --            (85)

Issuance of common stock                   --          --       100,000          100         --          --            100

Contributions                              --          --          --           --          6,812        --          6,812

Net income (loss) for 1999                 --          --          --           --           --      (430,819)    (430,819)

Distributions in 1999                      --          --          --           --           --       (33,934)     (33,934)
                                      ---------   ---------   ---------    ---------    ---------   ---------    ---------

Balances, December 31, 1999                --          --       100,000          100        6,812    (496,306)    (489,394)

Conversion of note payable                 --          --         9,728           10      774,335        --        774,345

Exercise of options                        --          --         9,000            9         --          --              9

Net loss for the six months
ended June 30, 2000                        --          --          --           --           --      (394,111)    (394,111)
                                      ---------   ---------   ---------    ---------    ---------   ---------    ---------

Balances, June 30,
2000 (unaudited)                           --     $    --       118,728    $     119    $ 781,147   $(890,417)   $(109,151)
                                      =========   =========   =========    =========    =========   =========    =========


                                           See notes to financial statements

                                                         F-28

                                              SUNCOAST AUTOMATION, INC.

                                              Statements of Cash Flows


                                                                                                 For the period from
                                                                                                  inception through
                                                              For the six-month periods     December 31, 1998 and for the
                                                                   ended June 30,           year ended December 31, 1999
                                                              -------------------------     ----------------------------
                                                                 2000           1999            1999            1998
                                                              ---------       ---------       ---------       ---------
Cash flows from operating activities                         (unaudited)     (unaudited)
    Reconciliation of net income to net cash
      used in operating activities
        Net loss                                              $(394,111)      $ (36,892)      $(430,819)      $ (27,130)
        Adjustments to reconcile net income to net
          cash used in provided by operating activities:
           Depreciation and amortization                         49,542             216          31,008              43
           Decrease (Increase) in accounts receivable            31,948            --           (62,805)           --
           Increase in inventories                                 --              --            (6,956)           --
           Increase in prepaid expenses                         (10,070)         (6,000)        (17,768)           --
           Increase (Decrease) in accounts payable               12,270         (32,406)         80,527          33,222
           Increase in accrued expenses and other               176,723            --           101,641            --
                                                              ---------       ---------       ---------       ---------
              Net cash used in operating activities            (133,698)        (75,082)       (305,172)          6,135
                                                              ---------       ---------       ---------       ---------


Cash flows from investing activities
    Capital expenditures                                       (298,192)        (41,784)       (402,568)         (1,695)
                                                              ---------       ---------       ---------       ---------
              Net cash used in investing activities            (298,192)        (41,784)       (402,568)         (1,695)
                                                              ---------       ---------       ---------       ---------


Cash flows from financing activities
    Proceeds from long-term debt borrowings                     550,000          80,000         715,000            --
    Proceeds from stockholder notes payable                        --            83,800          60,183            --
    Debt issuance costs                                            --              --           (24,070)           --
    Distributions to stockholders                                  --           (31,934)        (33,934)         (4,338)
                                                              ---------       ---------       ---------       ---------
              Net cash provided by financing activities         550,000         131,866         717,179          (4,338)
                                                              ---------       ---------       ---------       ---------

              Net increase in cash                              118,110          15,000           9,439             102

Cash at beginning of period                                       9,541             102             102            --
                                                              ---------       ---------       ---------       ---------

Cash at end of period                                         $ 127,651       $  15,102       $   9,541       $     102
                                                              =========       =========       =========       =========

Cash paid for interest                                        $    --         $    --         $    --         $    --
                                                              =========       =========       =========       =========

Non-cash financing activities
    Stockholder contribution of inventory                     $    --         $    --         $   6,812       $    --
                                                              =========       =========       =========       =========


                                          See notes to financial statements

                                                       F-29

                            SUNCOAST AUTOMATION, INC.

                          Notes to Financial Statements

                           December 31, 1999 and 1998


Note 1 - Summary of significant accounting policies
---------------------------------------------------

Financial statement presentation

The financial statements include the activities of Suncoast Home Automation, Inc. (Home) and Suncoast Automation, Inc. (Auto), collectively known as "the Company", for the period from Home's inception, May 23, 1998 through and as of December 31, 1998. In 1999, the companies merged as described in Note 2 and, accordingly, the activities of Home and Auto are included in the 1999 financial statements.

In management's opinion, the financial information as of and for the six month period ended June 30, 2000 and 1999 which is unaudited, reflects all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial information for those interim periods. Operating results for the six month periods ended June 30, 2000 and 1999, are not necessarily indicative of the results that may be expected in future periods.

Cash equivalents

For the purpose of the statement of cash flows, Suncoast Automation, Inc. (the Company) considers all short-term debt instruments purchased with a maturity of three months or less to be cash equivalents. At December 31, 1999, the Company owned no cash equivalents.

Allowance for uncollectible accounts

The Company provides an allowance for uncollectible accounts based upon prior experience and management's assessment of the collectibility of specific accounts.

Inventory

Inventory consists of parts for replacement of existing cable systems and is stated at the lower of cost (first-in, first-out) or market.

Property and equipment

Property and equipment are stated at cost. Construction costs, including interest during construction and applicable overhead, are capitalized. Provisions for depreciation are determined on the straight-line method, over the estimated useful lives of the related assets ranging from five to seven years. Maintenance and repairs are charged to operating expenses as incurred, and renewals and betterments are capitalized. Any gains and losses on the sale of property are reflected in current operations.

                            SUNCOAST AUTOMATION, INC.

                           December 31, 1999 and 1998


Note 1 - Summary of significant accounting policies - continued
---------------------------------------------------------------

Intangible assets

Intangible assets consist of debt issuance costs. Amortization of debt issuance costs is provided over the term of the loan on a straight line basis which is not materially different from the interest method. Accumulated amortization at December 31, 1999 is $12,035.

Income taxes

Income taxes are accounted for according to Statement of Financial Accounting Standards No. 109, (SFAS 109). The statement requires the use of an asset and liability approach for the recognition of income taxes. Deferred tax assets and liabilities are recorded for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising

Advertising costs are expensed as incurred and totaled $1,924 and $0 for the year and period ended December 31, 1999 and 1998, respectively.

Stock option plan

The Company applies the provisions of Accounting Principles Board Opinion No. 25 in accounting for the plan and accordingly, no compensation expense has been recognized in connection with the granting of the stock options. In accordance with SFAS No. 123, Accounting for Stock-Based Compensation, the Company adopted the disclosure - only option and elected to apply the provisions of APB No. 25 for financial statement purposes.

                            SUNCOAST AUTOMATION, INC.

                           December 31, 1999 and 1998


Note 2 - Organization and merger
--------------------------------

Suncoast Home Automation, Inc. (Home) incorporated in Florida as an "S" corporation on May 23, 1998. Suncoast Automation, Inc. (Auto) incorporated on June 29, 1999 as a Delaware "C" corporation. On July 8, 1999 a plan of merger was effected with Home whereby Auto was the surviving corporation. The shareholders of Home received one share of Auto for each Home share of stock. The merger was accounted for as a transfer between entities under common control similar to a pooling of interests.

Note 3 - Nature of business
---------------------------

The Company, headquartered in Oldsmar, Florida, was incorporated in June 1999 as a Delaware corporation. The Company provides interactive cable television systems and services to the timeshare resort industry. Currently, the Company operates systems, under contracts for generally seven years, in Scottsdale, Arizona, Williamsburg, Virginia, St. Croix, U.S. Virgin Islands and Sint Marteen. The Company also has a service agreement with an amusement park in Orlando, Florida.

Note 4 - Property and equipment
-------------------------------

Property and equipment and related allowance for depreciation are summarized as follows:

                                                 1999        1998
                                                 ----        ----
           Cable system equipment - on site   $ 352,758    $    --
           Office equipment and furnishings      36,643        1,695
           Computers                             14,862         --
                                              ---------    ---------
                                                404,263        1,695
           Less accumulated depreciation        (19,016)         (43)
                                              ---------    ---------

           Property and equipment, net        $ 385,247    $   1,652
                                              =========    =========

                            SUNCOAST AUTOMATION, INC.

                           December 31, 1999 and 1998


Note 5 - Note payable
---------------------

Note payable consists of a secured convertible note payable dated July 19, 1999 with interest compounded monthly at 8% per annum. Security for the note includes the Company's rights to and interests in certain agreements and future income derived therefrom. No principal or interest payments are due until maturity, July 19, 2000. The holder of the note has the right to convert the note, any time prior to the maturity date, into approximately ten percent of the Company's outstanding shares. In May 2000, the holder converted this debt into 9,728 shares of common stock. The holder of the note also owns a warrant for the purchase of an additional 6,383 shares of the Company's common stock for $.01 per share. This warrant is exercisable until July, 19, 2009. The holder of the note also has an option to purchase additional common stock up to approximately ten percent of the then existing authorized shares for up to $1.1 million. Interest expense for 1999 was $13,881 which is net of capitalized interest of $11,000.

In May 2000, the Company entered into a senior secured promissory note agreement with Protosource, Inc. for $500,000. The note is payable at the earliest of one year, at the time of any public or private debt offering greater than two million dollars or if the Company's stock is exchanged for another company's stock. Interest is accruing at 12% and is payable at maturity. The note is secured with 91,000 shares of the Company's stock owned by individuals. Protosource, Inc. has also entered into a binding agreement with the Company for the purchase of the Company's stock.

Note 6 - Notes payable - stockholder
------------------------------------

A stockholder of the Company advanced funds to the Company for cash flow needs. There are no stated terms for repayment.

Note 7 - Income taxes
---------------------

The Company has available a net operating loss carryforward, generated in 1999, of approximately $350,000 which will expire in 2019. This net operating loss can be carried forward to reduce future taxable income of an equal amount with a potential tax effect of approximately $140,000. No asset has been recocognized in these financial statements relating to this carryforward due to the uncertainty of the ultimate realization and timing of taxable income to offset. This valuation was recorded because management's estimates of the realization of the benefits are more likely than not to result in less than full utilization of the losses due to the start up nature of the business and having no history of profitable operations. The Company's tax returns, not barred by statute, are subject to audit and possible adjustment.

                            SUNCOAST AUTOMATION, INC.

                           December 31, 1999 and 1998


Note 8 - Lease commitments
--------------------------

The Company leases office space in Oldsmar, Florida under an operating lease for a three year term ending in July 2002 at a base annual rent of $18,000 per year and increased by five percent in each subsequent year. Minimum lease commitments are as follows:

                   Year ending
                   December 31
                   -----------
                      2000                           $18,450
                      2001                            19,373
                      2002                             9,922


Note 9 - Capitalization
-----------------------

The Company is authorized to issue 2,000,000 shares of common stock with a par value of $.001 per share. Common stock issued and outstanding at December 31, 1999 is 100,000 shares. The Company is also authorized to issue 500,000 shares of preferred stock with a par value of $.001 per share. At December 31, 1999 there were no shares of preferred stock issued or outstanding.

Note 10 - Major customers
-------------------------

Approximately seventy percent of the Company's sales for 1999 were to one customer. On May 31, 2000 the parent corporation of this customer filed for protection under current bankruptcy laws. The Company's customer contracts directly with homeowner associations where the service is provided. Management believes there will be no significant adverse impact on its operations as a result of these actions. The remainder of the Company's sales are to another customer.

Note 11 - Stock option plan
---------------------------

On July 29, 1999, the Company's shareholders approved the Suncoast Automation, Inc. Formation Stock Incentive Plan that provided the issuance of 9,000 options for key employees to purchase the Company's common stock. As of December 31, 1999, 9,000 shares had been awarded under the plan at an exercise price of $.001 per share. The exercise price of each option approximates the fair market value of the Company's common stock at the date of the grants. One half of the options vest on January 1, 2000 and the remaining half vest on January 1, 2001. Certain acceleration clauses exist. The options expire on July 27, 2009. Due to the start up nature of the Company at the grant date of the options, no compensation expense has been assigned to the options, and the fair value of the options granted is considered immaterial.

                            SUNCOAST AUTOMATION, INC.

                           December 31, 1999 and 1998


Note 12 - Liquidity
-------------------

At December 31, 1999, the Company has a deficiency in assets of $490,000, current liabilities of $990,000 and successive years of losses. However, management has taken certain actions to obtain additional capital and improve liquidity. Certain liabilities totaling $740,000 were converted to equity subsequent to December 31, 1999. Also, additional loans were obtained with repayment terms extending beyond 2000. In addition, start up costs and non-recurring expenses were incurred in 1999 which are not anticipated in the future. The Company also has long term contracts for cable services that will produce revenues sufficient to cover operating costs at a minimum funding level. Management has entered into a binding agreement with a third party for the purchase of its stock which will provide access to additional sources of funds. Management believes the conversion of debt to equity already completed, along with existing operating contracts are adequate to fund operations at the current level. Management also believes that other potential sources of funds will provide sufficient capital resources to fund expansion. However, there can be no assurances that such potential sources of funds will be obtained or that they will be adequate to fund expanded operations.

                                TABLE OF CONTENTS


Section                                                              Page Number
-------                                                              -----------

Prospectus Summary ....................................................    2
Risk Factors ..........................................................    5
Use of Proceeds .......................................................    8
Price Range of Common Stock ...........................................    9
Dividend Policy .......................................................   10
Dilution ..............................................................   11
Capitalization ........................................................   12
Selected Financial Data ...............................................   13
Management's Discussion and Analysis of Financial Condition
and Results of Operations .............................................   14
Business ..............................................................   17
Management ............................................................   26
Summary Compensation Table ............................................   28
Security Ownership of Management and Certain Beneficial Owners ........   32
Description of Capital Stock ..........................................   34
Shares Eligible for Future Sale .......................................   38
Underwriting ..........................................................   40
Legal Matters .........................................................   42
Experts ...............................................................   42
Additional Information ................................................   43
Index to Financial Statements .........................................   F-1

================================================================================



                                  600,000 UNITS








                             PROTOSOURCE CORPORATION







                                -----------------

                                   PROSPECTUS

                                -----------------






                     KASHNER DAVIDSON SECURITIES CORPORATION




               THE DATE OF THIS PROSPECTUS IS SEPTEMBER [ ], 2000



================================================================================

                             PROTOSOURCE CORPORATION

                        1,858,702 Shares of Common Stock



ProtoSource Corporation:    o   Our principal executive offices are located at
                                2300 Tulare Street, Suite 210, Fresno, CA 93721 and our telephone number is (559) 486-8600.

                            o   Nasdaq SmallCap Market Symbols: PSCO; PSCOW

The offering:               o   This prospectus relates to the possible sale,
                                from time to time, by certain stockholders (the
                                "selling stockholders") of up to 1,858,702 shares of our common stock.

                            o There is no underwriter or coordinating broker acting in connection with the offering of common stock by the selling stockholders.

                            o Concurrently with the commencement of this offering, we are offering by separate prospectus, 600,000 Units, each Unit consisting of 2 shares of Common Stock and 1 Common Stock Purchase Warrant through Kashner Davidson Securities Corporation on a firm commitment basis.

                            o We will not receive any proceeds from sales by the selling stockholders. See "Plan of Distribution" for further details concerning the possible sale of these shares.


     YOUR INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. BEFORE INVESTING IN OUR SECURITIES, YOU SHOULD CONSIDER CAREFULLY THE RISKS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE [ ].

                               ------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS COMPLETE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  The Offering


Shares Outstanding..................    We have 3,470,586 shares of common stock
                                        and 1,137,000 class A common stock
                                        purchase warrants outstanding prior to
                                        this offering.

Common Stock Offered by the
Selling Stockholders................    1,858,702 shares.

Use of Proceeds.....................    We will not receive any proceeds from
                                        the sale of securities by the selling
                                        stockholders.

Trading Symbols.....................    Our Common Stock trades on the Nasdaq
                                        SmallCap Market under the symbol PSCO
                                        and our class A common stock purchase
                                        warrants trade under the symbol PSCOW.

Forward-Looking Statements..........    This prospectus contains forward-looking
                                        statements that address, among other
                                        things, our expansion strategy, business development, use of proceeds, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.



                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of securities by the selling stockholders.

                              SELLING STOCKHOLDERS

     The following table gives information on the selling stockholders based on the number of outstanding shares of common stock as of September 1, 2000. The number of shares to be beneficially owned following completion of the offering is based on the assumption that the stockholder will not sell any of the shares that may be offered for the stockholder's account in this offering, due to a lock-up agreement, as described below, and that the stockholder will not purchase or sell any other shares. Stockholders are not required to sell the shares that may be offered in this offering. Under Securities and Exchange Commission rules, beneficial ownership includes all shares of common stock issuable within 60 days after the date of this prospectus upon exercise of outstanding options, warrants, convertible securities, or other rights.

     A large majority of the selling stockholders shares of common stock are subject to various lock-up agreements. See "Shares Eligible for Future Sale - Lock-up Agreements."

                                                            No. of                       No. of
                                                            Shares        No. of         Shares
                                                         Beneficially     Shares          Owned
          Name                                              Owned         Offered       After Sale
          ----                                              -----         -------       ----------
Raymond J. Meyers                                           22,500         22,500         22,500
Anaka Prakash                                               16,000         16,000         16,000
Manousos Maropakis                                          16,000         16,000         16,000
Veronica Leonard                                             4,000          4,000          4,000
John Benedetto                                              20,000         20,000         20,000
Panayiotis Manavis                                          16,000         16,000         16,000
Christine & Paul Kasabian, JTWROS                            8,000          8,000          8,000
James Ippolito                                              12,000         12,000         12,000
Peter J. Pappas                                             16,000         16,000         16,000
Laury Pensa                                                 32,000         32,000         32,000
Brian A. Brewer                                              4,000          4,000          4,000
Edward B. Wilkey                                             8,000          8,000          8,000
Andrew J. Begosh, Jr                                         4,000          4,000          4,000
LeChun & Maria Chen, JTWROS                                  4,000          4,000          4,000
Kit Ching, Inc.                                              4,000          4,000          4,000
Xiao Shan Ren                                               16,000         16,000         16,000
Simon and Raisa Fishman, JTWROS                              4,000          4,000          4,000
Dickon Pownall-Gray                                         16,000         16,000         16,000
Kit Ching Wong                                               4,000          4,000          4,000
Victor Ippolito                                             16,000         16,000         16,000
Olga Ippolito                                               16,000         16,000         16,000
Sim & Ling Realty Corp.                                      4,000          4,000          4,000
Kent P. Spears                                             352,411        352,411        352,411
Mark G. Blanchard                                          352,411        352,411        352,411
Virginia M. Blanchard                                       45,472         45,472         45,472
Jeanne Jennings                                             81,850         81,850         81,850
SHA Cable Holdings                                         176,596        176,596        176,596
South Ocean, LLC                                            90,945         90,945         90,945
Theodore N. Triantafilu                                     66,735         66,735         66,735
William R. Cawley                                           40,925         40,925         40,925
Michael S. Quale                                            13,642         13,642         13,642
Jeffrey Beekhoo                                              9,094          9,094          9,094
Glen P. and Lisa H. Viera                                    4,547          4,547          4,547
John T. Jones                                                9,094          9,094          9,094
Rickey R. Becker                                             6,821          6,821          6,821
Robert Bradley                                               6,821          6,821          6,821
Guy L. Ashley II                                             4,420          4,420          4,420
George Teichner                                              4,274          4,274          4,274
Arthur Shinensky                                             4,274          4,274          4,274
Continental Capital  & Equity Corporation                  221,000        221,000        221,000
Seymour G.  Siegel                                           7,500          7,500          7,500
Paul H. Rich                                                 7,500          7,500          7,500
Michael  A. Gales                                           15,000         15,000         15,000
Ira and Elizabeth Kanfer, JTWROS                             2,434          2,434          2,434
Ira Kanfer and Stuart Rosenkrantz, Tenants in Common         1,309          1,309          1,309
James and Luciana Sette, JTWROS                              7,302          7,302          7,302
James Sette                                                  7,302          7,302          7,302
James Sette and Stuart Rosenkrantz, Tenants in Common        7,857          7,857          7,857
Denise and Stuart Rosenkrantz, JTWROS                       48,666         48,666         48,666


                              PLAN OF DISTRIBUTION

     Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the Nasdaq SmallCap Market, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the Nasdaq SmallCap Market, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both, which compensation may not exceed 8% of the proceeds of the sale of such shares.

     The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commission or discounts under the Securities Act of 1933.

     We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, to broker-dealers in connection with any sale of their shares.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may the required to make in respect thereof.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth the beneficial ownership of ProtoSource Corporation voting securities as of the closing date of this offering, by each person known by us to beneficially own 5% or more of the outstanding shares of our voting securities, each of our directors, our named executive officers, and all directors and executive officers as a group. As of August 22, 2000 there were 3,470,586 common shares issued and outstanding. The information set forth in the table and accompanying footnotes has been furnished by the named beneficial owners.

                                    Before Offering                    After Offering
                            -------------------------------   ------------------------------
                            Amount and Nature    Percent of   Amount and Nature   Percent of
   Name of Beneficial         of Beneficial         Class       of Beneficial        Class
        Owner (1)             Ownership (2)          (%)        Ownership (2)         (%)
--------------------------  -----------------    ----------   -----------------   ----------
William Conis(3)                  5,300                 *            5,300               *
Andrew Stathopoulos(4)            5,000                 *            5,000               *
Michael A. Gales                     --                --               --              --
Seymour G. Siegel(5)              2,500                 *            2,500               *
James Sette(6)                   22,461                 *           22,461               *
Mark Blanchard(7)(8)            397,883             11.5%          397,883            8.5%
Theodore Triantafilu(7)(9)       66,735              1.9%           66,735            1.4%
Kent Spears(7)                  352,411             10.2%          352,411            7.5%
SHA Cable Holdings(7)           176,596              5.1%          176,596            3.8%
All officers and directors
as a group (7 persons)          502,379             14.4%          502,379           10.7%

-------------
*    Less than 1%


(1) Except as otherwise indicated, the address of each beneficial owner is c/o ProtoSource Corporation, 2300 Tulare Street, Suite 210, Fresno, CA 93721.

(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them.

(3) Includes presently exercisable options to purchase 5,000 shares at $6.00 per share at any time until November 2003. Does not include shares issuable upon exercise of 110,000 options that are not presently exercisable.

(4) Represents stock options to purchase 5,000 shares at $6.00 per share at any time until November 2003.

(5) Represents stock options to purchase 2,500 shares at $6.00 per share at any time until February 2005. Does not include shares issuable upon exercise of 5,000 options that are not presently exercisable.

(6) Includes 7,302 shares owned as joint tenants with rights of survivorship with his wife, Luciana Sette, and 7,857 shares owned as tenants in common with Stuart Rosenkrantz. Does not include shares issuable upon exercise of 50,000 options that are not presently exercisable.

(7) Includes 4.74% of each individual's shares currently in escrow as collateral for fees owed Andrew, Alexander, Wise & Company, Inc.

(8)  Includes 45,472 shares owned by his wife, Virginia M. Blanchard.

(9) Does not include shares issuable upon exercise of 30,000 options that are not presently exercisable.

                          DESCRIPTION OF CAPITAL STOCK

Common Stock
------------

     We are authorized to issue 10,000,000 shares of common stock, of which 3,470,586 shares are currently outstanding. Upon issuance, the shares of common stock are not subject to further assessment or call. The holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Cumulative voting for election of directors is permitted. Subject to the prior rights of any series of preferred stock which may be issued by us in the future, holders of common stock are entitled to receive ratably such dividends that may be declared by the Board of Directors out of funds legally available therefore, and, in the event of the liquidation, dissolution or winding up of us, are entitled to share ratably in all assets remaining after payment of liabilities. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is, and the common stock to be outstanding upon completion of the offering will be, validly issued, fully paid and non-assessable.

Class B Warrants
----------------

     Each class B warrant represents the right to purchase one share of common stock at an initial exercise price of $___ per share (110% of the offering price of one share of common stock in this prospectus) for a period of five years from the date hereof. The exercise price and the number of shares issuable upon exercise of the class B warrants will be adjusted upon the occurrence of certain events, including the issuance of common stock as a dividend on shares of common stock, subdivisions, reclassifications or combinations of the common stock or similar events. The class B warrants do not contain provisions protecting against dilution resulting from the sale of additional shares of common stock for less than the exercise price of the class B warrants or the current market price of our securities and do not entitle class B warrant holders to any voting or other rights as a shareholder until such class B warrants are exercised and common stock is issued.

     Class B warrants may be redeemed in whole or in part at our option after one year from the date hereof, upon 30 days' notice and with the consent of Kashner Davidson Securities Corporation, at a redemption price equal to $.10 per class B warrant if the closing price of our Common Stock on the Nasdaq SmallCap Market (or the Bulletin Board) is at least $ per share (150% of the offering price of one share of common stock in this prospectus) for 20 consecutive trading days, ending not earlier than 15 days before the class B warrants are called for redemption.

     Holders of class B warrants may exercise their class B warrants for the purchase of shares of common stock only if a current prospectus relating to such shares is then in effect and only if such shares are qualified for sale, or deemed to be exempt from qualification under applicable state securities laws. We are required to use our best efforts to maintain a current prospectus relating to such shares of common stock at all times when the market price of the common stock exceeds the exercise price of the class B warrants until the expiration date of the class B warrants, although there can be no assurance that we will be able to do so.

     The shares of common stock issuable on exercise of the class B warrants will be, when issued in accordance with the class B warrants, duly and validly issued, fully paid and non-assessable. At all times that the class B warrants are outstanding, we will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding class B warrants.

     For the term of the class B warrants, the holders thereof are given the opportunity to profit from an increase in the per share market price of our common stock, with a resulting dilution in the interest of all other stockholders. So long as the class B warrants are outstanding, the terms on which we could obtain additional capital may be adversely affected. The holders of the class B warrants might be expected to exercise the class B warrants at a time when we would, in all likelihood, be able to obtain additional capital by a new offering of securities on terms more favorable than those provided by the class B warrants.

Loyalty Units
-------------

     A purchaser of units pursuant to this offering (including units sold in any over-allotment) who holds some or all of his or her units of ours continuously from the completion of the offering until six months from the date hereof and from the completion of the offering until one year from the date of this prospectus will be entitled to receive, at no additional cost, one additional loyalty unit of ours for every ten units continuously held for each respective six month period. The loyalty units will be identical to the units being offered pursuant to this prospectus.

     In order to be entitled to receive loyalty units, a purchaser must comply with the applicable requirements set forth below. Only securityholders who purchase units in this offering are entitled to receive loyalty units. The legal relationship between a purchaser of units hereunder and us with regard to loyalty units is governed by the terms of this prospectus and there is no other written agreement with respect thereto.

     In order to be entitled to receive the loyalty units, a person who purchases Units in this offering must certify to us, in writing, that such units were purchased for the account of the purchaser. The purchaser's certification must be signed by the purchaser and, if applicable, by the purchaser's qualifying nominee. The purchaser's certification must state that he or she is a qualifying securityholder as described below, and must be accompanied by the certification of a qualifying nominee (1) that such nominee purchased a specified number of Units in the offering for such securityholder, (2) specifying such securityholder's name, address, internal account number with such qualifying nominee and social security or tax identification number, and
(3) that we or our representatives may review such nominee's records showing the foregoing, and that we or our representatives must be reasonably satisfied with the accuracy of such records. Purchasers acquiring units in the name of a nominee should determine in advance that such nominee plans to cooperate with the purchaser in exercising its rights to receive Loyalty units since such nominee may not have any legal obligation to assist the purchaser in this regard.

     To be entitled to receive loyalty units, a securityholder must hold units continuously for the required period, either through the purchaser's original nominee or directly in the purchaser's own name on the register of the Transfer Agent ("qualifying securityholder"). In the case of joint purchasers, the surviving qualifying securityholder will remain eligible to receive loyalty units. A qualifying securityholder will lose all rights to loyalty units in the event that we receive more than one certification on behalf of such securityholder. In the event a qualifying securityholder dies prior to the six months or one year from the date of this prospectus, the decedent qualifying securityholder's estate will be entitled to the loyalty units which the qualifying securityholder would have been entitled to receive, provided the decedent qualifying securityholder's estate complies with the other requirements applicable to purchasers of the units. The number of units which will qualify for loyalty units will be changed pro rata (ignoring fractions) if there is any recapitalization, consolidation, subdivision or other similar changes in our securities except for recapitalizations contemplated or disclosed by or in this Prospectus.

     Two blank forms for a qualifying securityholder's certification to us are included within the back front cover page of this Prospectus. A copy of said form must be postmarked and mailed not later than March __, 2001 and September __, 2001, respectively, to ProtoSource Corporation, 2300 Tulare Street, Suite 210, Fresno, California, 93721 in order for a qualifying securityholder to receive Loyalty units with regard to the six month and twelve month holding periods. Additional blank forms may be obtained directly from us by a written request made at our executive offices located at 2300 Tulare Street, Suite 210, Fresno, California, 93721. We are under no obligation to send any further notices to purchasers of units in this offering. INVESTORS WILL NOT BE ENTITLED TO RECEIVE LOYALTY UNITS UNLESS THEY TRANSMIT EXECUTED CERTIFICATION FORMS PRIOR TO THE CERTIFICATION DEADLINES PROVIDED ABOVE.

Other Warrants
--------------

     By a prospectus dated May 13, 1998, we sold 1,137,000 units of our securities at a price of $5.75 per unit. Each unit consisted of one share of common stock, no par value, and one class A common stock purchase warrant. Each class A warrant represents the right to purchase one share of common stock at an exercise price of $6.325 per share through May 13, 2000. The exercise price and the number of shares issuable upon exercise of the class A warrants will be adjusted upon the occurrence of certain events, including the issuance of common stock as a dividend on shares of common stock, subdivisions, reclassifications or combinations of the common stock or similar events. The class A warrants do not contain provisions protecting against dilution resulting from the sale of additional shares of common stock for less than the exercise price of the class A warrants or the current market price of our securities and do not entitle class A warrant holders to any voting or other rights as a shareholder until such class A warrants are exercised and common stock is issued.

     Class A warrants may be redeemed in whole or in part at our option after one year from the prospectus date, upon 30 days' notice and with the consent of Andrew, Alexander, Wise & Company, Inc., at a redemption price equal to $.10 per class A warrant if the closing price of our Common Stock on the Nasdaq SmallCap Market (or the Bulletin Board) is at least $8.625 per share for 20 consecutive trading days, ending not earlier than 15 days before the class A warrants are called for redemption.

     Holders of class A warrants may exercise their class A warrants for the purchase of shares of common stock only if a current prospectus relating to such shares is then in effect and only if such shares are qualified for sale, or deemed to be exempt from qualification under applicable state securities laws. We are required to use our best efforts to maintain a current prospectus relating to such shares of common stock at all times when the market price of the common stock exceeds the exercise price of the class A warrants until the expiration date of the class A warrants, although there can be no assurance that we will be able to do so.

     The shares of common stock issuable on exercise of the class A warrants will be, when issued in accordance with the class A warrants, duly and validly issued, fully paid and non-assessable. At all times that the class A warrants are outstanding, we will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding class A warrants.

     For the term of the class A warrants, the holders thereof are given the opportunity to profit from an increase in the per share market price of the our common stock, with a resulting dilution in the interest of all other stockholders. So long as the class A warrants are outstanding, the terms on which we could obtain additional capital may be adversely affected. The holders of the class A warrants might be expected to exercise the class A warrants at a time when we would, in all likelihood, be able to obtain additional capital by a new offering of securities on terms more favorable than those provided by the class A warrants.

Preferred Stock
---------------

     We are authorized to issue 5,000,000 shares of preferred stock, none of which is currently outstanding. The preferred stock may, without action by our stockholders, be issued by the Board of Directors from time to time in one or more series for such consideration and with such relative rights, privileges and preferences as the Board may determine. Accordingly, the Board has the power to fix the dividend rate and to establish the provisions, if any, relating to voting rights, redemption rates, sinking fund provisions, liquidation preferences and conversion rights for any series of preferred stock issued in the future.

Use of Preferred Stock As Anti-Takeover Device
----------------------------------------------

     It is not possible to state the actual effect of any authorization of preferred stock upon the rights of holders of common stock until the Board determines the specific rights of the holders of any other series of preferred stock. The Board's authority to issue preferred stock also provides a convenient vehicle in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock. Accordingly, the future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the stockholders and therefore, may be used as an "anti-takeover" device adversely affecting the holders of the common stock and depressing the value of the common stock. We have no current plans to issue any preferred stock.

Transfer Agent And Registrar
----------------------------

     Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, is our transfer agent and warrant agent.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Shares Outstanding and Freely Tradable After Offering. Upon completion of this offering, we will have approximately 4,670,586 shares of common stock outstanding. The 1,200,000 shares underlying the Units to be sold by ProtoSource Corporation in this offering will be freely tradable without restriction or limitation under the Securities Act, except for any such shares held by "affiliates" of ProtoSource Corporation, as such term is defined under Rule 144 of the Securities Act, which shares will be subject to the resale limitations under Rule 144.

     Lock-up Agreements. In connection with our acquisition of MicroNet Services, Inc., dated as of November 1, 1999, we issued 74,870 shares of our common stock pursuant to a Stock Purchase Agreement. The parties to the Stock Purchase Agreement agreed not to sell, transfer, or otherwise dispose of any shares of our common stock owned by them for a 36 month period ending on November 1, 2002 (except that with respect to the shares owned by Denise & Stuart Rosenkrantz, $12,500 worth of shares may be sold per fiscal quarter) without our prior written consent. The shares may be released from this lock-up upon: (I) the common stock of the Purchaser closing at or above $15.00 per share for thirty (30) consecutive trading days on any Nasdaq Market; or (ii) our common stock trading 500,000 or more shares per week on average on any Nasdaq Market for thirty (30) consecutive trading days at a closing price not less than $10.00.

     In connection with a bridge financing of $1,500,000, we issued 240,000 shares of our common stock pursuant to Promissory Notes. The parties to the Promissory Notes agreed not to sell, transfer, or otherwise dispose of any shares of our common stock owned by them for a 12 month period from the effective date of this Prospectus without the prior written consent of Andrew, Alexander, Wise & Company, Inc.

     In connection with our acquisition of Suncoast Automation, Inc., dated as of August 22, 2000, we issued 1,303,072 shares of our common stock and reserved 1,000,000 shares of our common stock which can be earned out pursuant to a Stock Exchange Agreement. The parties to the Stock exchange Agreement agreed not to sell, transfer, or otherwise dispose of any shares of our common stock owned by them or acquired by them under the terms of the Earnout provisions for a 36 month period ending on August 1, 2003 without our prior written consent. The shares may be released from this lock-up upon: (I) the common stock of the Purchaser closing at or above $15.00 per share for twenty (20) consecutive trading days on any Nasdaq Market; (ii) the common stock of the Company trading 500,000 or more shares per week on average on any Nasdaq Market for twenty (20) consecutive trading days at a closing price not less than $10.00; or (iii) we are sold for a market capitalization above one hundred million dollars ($100,000,000) and the acquiring party shall not agree to honor the earnout provisions in the Stock Exchange Agreement.

     Rule 144. In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year, including an affiliate of us, would be entitled to sell, within any three-month period, that number of shares that does not exceed the greater of 1% of the then-outstanding shares of common stock (approximately 46,706 shares after this offering) or the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission, provided certain manner of sale and notice requirements and requirements as to the availability of current public information about us is satisfied. In addition, affiliates of ours must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock. As defined in Rule 144, an "affiliate" of an issuer is a person who, directly or indirectly, through the use of one or more intermediaries controls, or is controlled by, or is under common control with, such issuer. Under Rule 144(k), a holder of "restricted securities" who is not deemed an affiliate of the issuer and who has beneficially owned shares for at least two years would be entitled to sell shares under Rule 144(k) without regard to the limitations described above.

     Effect of Substantial Sales on Market Price of Common Stock. We are unable to estimate the number of shares that may be sold in the future by our existing shareholders or the effect, if any, that such sales will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock, or the prospect of such sales, could adversely affect the market price of the common stock.


                                     EXPERTS

     Our financial statements as of December 31, 1999 and for the years ended December 31, 1999 and 1998 have been included in this prospectus in reliance on the report of Angell & Deering, independent certified public accountants, as given upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     ProtoSource Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: Seven World Trade Center, New York, New York 10048, and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     ProtoSource Corporation has filed with the Commission, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                                TABLE OF CONTENTS


Section                                                              Page Number
-------                                                              -----------

Prospectus Summary ...................................................    6
Use of Proceeds ......................................................    8
Risk Factors .........................................................    9
Price Range of Common Stock ..........................................   13
Dividend Policy ......................................................   14
Dilution .............................................................   15
Capitalization .......................................................   16
Selected Financial Data ..............................................   17
Management's Discussion and Analysis of Financial
Condition and Results of Operations ..................................   18
Business .............................................................   21
Management ...........................................................   30
Summary Compensation Table ...........................................   32
Selling Stockholders .................................................   36
Plan of Distribution .................................................   37
Security Ownership of Management and Certain Beneficial Owners .......   38
Description of Capital Stock .........................................   39
Shares Eligible for Future Sale ......................................   43
Experts ..............................................................   44
Additional Information ...............................................   45
Index to Financial Statements ........................................   F-1

================================================================================



                                    1,858,702
                             SHARES OF COMMON STOCK







                             PROTOSOURCE CORPORATION






                                -----------------

                                   PROSPECTUS

                                -----------------


     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this prospectus shall not under any circumstances create any implication that there has not been any change in our affairs since the date hereof; however, any changes that may have occurred are not material to an investment decision. In the event there have been any material changes in our affairs, a post-effective amendment will be filed. We reserve the right to reject any order, in whole or in part, for the purchase of any of the shares offered.

     Until ______ , 2000 (25 days after the date of this prospectus), all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.


             The date of this prospectus is _________________ , 2000


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Articles of Incorporation provide that liability of directors to us for monetary damages is eliminated to the full extent provided by California law. Under California law, a director is not personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability arising from (i) any breach of the director's duty of loyalty to us or our shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) authorizing the unlawful payment of a dividend or other distribution on our capital stock or the unlawful purchases of our capital stock, or (iv) any transaction from which the director derived any improper personal benefit.

     The effect of this provision in the Articles of Incorporation is to eliminate the rights of us and our stockholders (through stockholders' derivative suits on behalf of us) to recover monetary damages from a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above. This provision does not limit or eliminate the rights of any stockholder or us to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care or any liability for violation of the federal securities laws.

     The Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for the underwriters' indemnification of us and our directors and officers for certain liabilities arising under the Securities Act or otherwise.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities offered hereby.

     Securities and Exchange Commission Registration Fee .....     $  7,890
     NASD Filing Fee .........................................        3,520
     Nasdaq Listing Fee ......................................       10,000
     Boston Stock Exchange Listing Fee .......................        1,000
     Blue Sky Legal Fees and Expenses ........................       25,000
     Printing and Engraving Expenses .........................       25,000
     Transfer Agent's Fees and Expenses ......................        5,000
     Accounting Fees and Expenses ............................       45,000
     Legal Fees and Expenses .................................      100,000
     Underwriter's Consulting Agreement ......................       60,000
     Underwriter's Non-Accountable Expense ...................      243,000
     Miscellaneous Expenses ..................................       74,590
                                                                   --------

                 Total Estimated Expenses ....................     $600,000
                                                                   ========


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On January 28, 2000, Howard Silverman exercised his option for 5,000 shares of our Common Stock.

On March 2, 2000, Howard Silverman exercised his option for 10,455 shares of our Common Stock.

On March 3, 2000, Raymond Meyers exercised his option for 5,000 shares of our Common Stock.

On March 20, 2000, Raymond Meyers exercised his option for 10,000 shares of our Common Stock.

On April 28, 2000, Raymond Meyers exercised his option for 21,667 shares of our Common Stock.

On July 31, 2000, we issued 3,941 shares of our Common Stock to MicroNet Services, Inc. to settle a dispute over shares of our Common Stock held in escrow in connection with our purchase of certain Assets of MicroNet.

On March 31, 2000, we issued 240,000 shares of our Common Stock to various investors in connection with a Bridge Loan.

Each of the foregoing issuances of securities as made in reliance on Section 4(2) of the Securities Act of 1933, as amended.


ITEM 27. EXHIBITS

EXHIBIT
NUMBER                          DESCRIPTION
------                          -----------

1.01        Form of Underwriting Agreement

1.02        Form of Underwriter's Warrant Agreement*

1.03        Form of Warrant Agreement*

1.04        Financial Advisory and Investment Banking Agreement*

2.01        Restated Articles of Incorporation of the Registrant (1)

2.02        By-laws of the Registrant (1)

5.01        Opinion and consent of Sichenzia, Ross & Friedman LLP*

10.01       1995 Incentive Stock Option Plan (2)

10.02       Form of Severance Agreement with Raymond Meyers (3)

10.03       Form of Consulting Agreement with Raymond Meyers (3)

10.04       Form of Employment Agreement with William Conis (3)

10.05       Form of Bridge Loan Agreement*

10.06 Asset Purchase Agreement, dated as of October 28, 1999 and effective as of November 1, 1999, by and among MicroNet Services, Inc., Kanfer Associates, Denise Rosenkrantz, James Sette and ProtoSource Corporation (3)

10.07 Stock Exchange Agreement, dated as of August 22, 2000 and effective as of August 1, 2000, by and among ProtoSource Corporation, Suncoast Automation, Inc. and the shareholders of Suncoast Automation, Inc.
            (4)

10.08       Form of Employment Agreement with Theodore Triantafilu (4)

10.09       Form of Employment Agreement with Mark Blanchard (4)

10.10       Form of Employment Agreement with Kent Spears (4)

10.11       1999 Executive Officer Stock Option Plan (5)

10.12 Form of Master Agreement for Construction between Suncoast Automation, Inc. and Walt Disney World

10.13 Form of Exclusive Cable Development and Programming Services Agreement between Suncoast Automation, Inc. and Sunterra Communications Corporation for Scottsdale Village Mirage

10.14 Form of Exclusive Cable Development and Programming Services Agreement between Suncoast Automation, Inc. and Sunterra Communications Corporation for Greenspring Plantation and Powhatan Plantation

10.15 Form of Exclusive Cable Development and Programming Services Agreement between Suncoast Automation, Inc. and Sunterra Communications Corporation for Carambola Beach Estate, Flamingo Beach, and Royal Palm Beach

23.01       Consent of Angell & Deering

23.02       Consent of Cherry, Bekaert & Holland, L.L.P.

----------

*    To be filed by amendment.

(1) Incorporated by reference to the Registrant's Registration Statement on Form SB-2/A, as filed with the Commission on May 5, 1998.

(2) Incorporated by reference to the Registrant's Registration Statement on Form SB-2, declared effective by the Commission on February 9, 1995, file number 333-56242.

(3) Incorporated by reference to the Registrant's Form 8-K, as filed with the Commission on November 9, 1999.

(4) Incorporated by reference to the Registrant's Form 8-K, as filed with the Commission on August 31, 2000.

(5) Incorporated by reference to the Registrant's Registration Statement on Form S-8, as filed with the Commission on May 14, 1999, file number 333-78497.


ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

     (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

(3) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

(4) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

     Pursuant to the requirements of the Act, we certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of California on September 11, 2000.

PROTOSOURCE CORPORATION

By: /s/ WILLIAM CONIS, CHIEF EXECUTIVE OFFICER
----------------------------------------------
William Conis, Chief Executive Officer


                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William Conis his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto and any Registration Statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of us in the capacities and on the dates indicated.

        SIGNATURE                    CAPACITY                       DATE
        ---------                    ---------                      ----


/s/ WILLIAM CONIS          Chief Executive Officer, Chief     September 11, 2000
-------------------------  Financial Officer, President,
William Conis              Director [Principal Executive
                           and Accounting Officer]


/s/ THEODORE TRIANTAFILU   Director, Chief Operating Officer  September 11, 2000
-------------------------  - Suncoast Division and Director
Theodore Triantafilu


/s/ ANDREW STATHOPOULOS    Director                           September 11, 2000
-------------------------
Andrew Stathopoulos


/s/ MICHAEL A. GALES       Director                           September 11, 2000
-------------------------
Michael A. Gales


/s/ SEYMOUR G. SIEGEL      Director                           September 11, 2000
-------------------------
Seymour G. Siegel